STOCK PURCHASE AGREEMENT
         THIS STOCK PURCHASE AGREEMENT is entered into this 12 day of January, 1996, by and between GUILFORD MILLS, INC., a Delaware corporation (the "Buyer"), and BRUNO HOFMANN (the "Seller").
                                   WITNESSETH:
         WHEREAS, the Seller owns 100% of the issued and outstanding shares (referred to singularly as a "Share" and collectively as the "Shares") of common stock, without par value, of each of Hofmann Laces, Ltd. ("HLL"), Raschel Fashion Interknitting, Ltd. ("RFI") and Curtains and Fabrics, Inc. ("CFI"), each a New York corporation (HLL, RFI and CFI referred to singularly as a "Company" and collectively as the "Companies"); and
         WHEREAS, the Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, the Shares for the consideration and upon the terms and conditions hereinafter set forth.
         NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions and promises hereinafter contained, the parties hereto agree as follows:
                                    ARTICLE I
                           PURCHASE AND SALE OF SHARES
         1.1 Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, the Seller shall sell, transfer and assign to the Buyer, and

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the Buyer shall purchase from the Seller, on the Closing Date, as defined herein, all of the Seller's right, title and interest in and to the Shares.
         1.2      Purchase Price and Payment.
                  (a) The aggregate purchase price (the "Purchase Price") for the Shares purchased hereunder shall equal the sum of (i) the Combined Net Worth, as defined herein, of the Companies, (ii) Two Hundred Thousand (200,000) shares (the "Restricted Stock") of the Buyer's common stock, par value $.02 per share (the "Common Stock"), and (iii) the Earnout Price, as defined herein. The portion of the Purchase Price to be paid to the Seller on the Closing Date shall be (i) Ninety Percent (90%) of the Combined Net Worth of the Companies (the "Estimated Combined Net Worth"), as estimated in good faith by Washburn Ellingwood Sheeler & Thaiz, the Companies' independent certified public accountants ("WES&T"), such amount to be paid by certified or bank cashier's check or by the wire transfer of immediately available funds and (ii) the Restricted Stock, payable in accordance with the provisions of Section 1.2(d) hereof. The balance of the Purchase Price with respect to the Combined Net Worth (i.e., the excess, if any, of the Combined Net Worth over the Estimated Combined Net Worth) shall be paid to the Seller within 30 days after the determination of Combined Net Worth, in accordance with the provisions of Sections 1.2(b) and 1.2(c) hereof, by certified or bank cashier's check or by the wire transfer of immediately available funds. The Earnout Price shall be paid to the Seller in cash, shares of Common Stock or a combination thereof, in accordance with the provisions of Sections 1.2(e) and 1.2(j) hereof.

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                  (b) The term "Combined Net Worth" shall mean the sum of the common stockholders' equity of the Companies as set forth on the audited balance sheets of the Companies presented on a combined basis as at December 31, 1995 (the "Final Balance Sheet"), prepared in accordance with generally accepted accounting principles ("GAAP"), minus (without duplication) (i) an amount representing any write-up of the value of any intangible assets of any Company after September 30, 1995, (ii) an amount representing all assets which would be treated as intangibles under GAAP, including without limitation goodwill, trademarks, trade names, copyrights and patents and (iii) the sum of each Company's Distribution, as defined herein. The term "Distribution" shall mean an amount equal to a Company's accumulated adjustments account to be distributed to the Seller at the Closing, as defined herein. The Final Balance Sheet shall include reserves in order to reflect potential liabilities arising from returns and allowances on the Companies' sales, incurred but unpaid self-insured medical claims for the Companies' employees and earned but unpaid vacation and sick days for the Companies' employees (collectively, the "Reserves").
                  (c) WES&T shall deliver to the Buyer, no later than five business days before the Closing Date, a statement setting forth in reasonable detail the calculation of Estimated Combined Net Worth. The Buyer and its Accountants, as defined herein, shall have access to, and the opportunity to review, the work papers and other documents used by WES&T in determining Estimated Combined Net Worth and shall have the opportunity to ask questions of WES&T regarding its determination of Estimated Combined Net Worth. The Combined Net Worth shall be mutually determined in good

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faith by the Buyer's independent public accountants (the "Accountants") and a firm of independent certified public accountants engaged by the Seller (the "Seller's Accountants") no later than March 31, 1996. The Accountants and the Seller's Accountants shall deliver to the Buyer and the Seller on or before such date a statement setting forth the Combined Net Worth at which time such determination shall be binding and conclusive on the Buyer and the Seller for the purposes hereof and shall be paid in accordance with the terms of Section
1.2 (a) hereof. If the Accountants and the Seller's Accountants cannot mutually agree on the Combined Net Worth by such date, then a final determination of the Combined Net Worth shall be made by a nationally recognized firm of independent certified public accountants jointly selected by the Accountants and the Seller's Accountants. The determination of the Combined Net Worth by the accounting firm so selected, which determination shall be made within 60 days after such firm's selection, shall be binding and conclusive on the Buyer and the Seller for the purposes hereof and shall be paid in accordance with the terms of Section 1.2(a) hereof. The fees and expenses of the accountants selected by the Seller shall be borne by the Seller. The fees and expenses of the jointly selected accounting firm shall be borne equally by the Buyer and the Seller. If the Combined Net Worth, as finally determined in accordance with the provisions of this Section 1.2(c), is less than the Estimated Combined Net Worth, then the Seller shall pay to the Buyer, within 30 days after the final determination of Combined Net Worth, the excess of the Estimated Combined Net Worth over the Combined Net Worth as an adjustment to the Purchase Price, by certified or bank cashier's check or by the wire transfer of immediately available funds.

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                  (d) Except as otherwise provided in this Section 1.2(d), the
Seller shall not sell, transfer, assign, convey, pledge, encumber or in any manner dispose of any shares of Restricted Stock or any interests therein, or attempt to do any of the foregoing, on or before December 31, 2000, but the Seller shall have all other rights, privileges, powers and remedies appurtenant to and arising from his ownership of the Restricted Stock, including the right to vote the Restricted Stock and the right to receive all dividends and other distributions made thereon; provided, however, that the foregoing transfer restrictions shall cease to apply if the Seller shall die prior to December 31, 2000; and, provided further, that the foregoing transfer restrictions shall not apply to transfers by the Seller of any shares of Restricted Stock (i) if such transfers are made to one or more members of the Seller's immediate family or one or more trusts or limited partnerships for the benefit of such members for purposes of the Seller's estate planning or (ii) if such transfers constitute gifts to charities and the Buyer consents to such charitable gifts, such consent not to be unreasonably withheld (any transfer permitted by the provisions of this sentence being collectively referred to herein as a "Permitted Transfer"). Notwithstanding anything herein to the contrary, no Permitted Transfer may be made except in accordance with applicable law. Any certificates issued in connection with a Permitted Transfer shall bear such legends as the Buyer or its counsel deems necessary to comply with applicable law. For purposes of this Agreement, the term "immediate family" shall mean the Seller's spouse, parents, children, grandchildren and siblings. The Buyer shall deliver to the Seller at Closing certificates representing the Restricted Stock, validly issued and bearing the following legend:


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         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
         1933, AS AMENDED, AND, THEREFORE, NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT. IN ANY EVENT, THESE SECURITIES MAY NOT BE TRANSFERRED ON OR BEFORE DECEMBER 31, 2000, SUBJECT TO CERTAIN EXCEPTIONS SET FORTH IN A STOCK PURCHASE AGREEMENT, DATED JANUARY ___, 1996, BETWEEN BRUNO HOFMANN AND THE COMPANY.

The Buyer shall instruct its transfer agent not to permit any transfer to be made of the certificates representing the Restricted Stock unless such transfer is made in accordance with the above referenced legend.
                  (e) The term "Earnout Price" shall mean, subject to the provisions of Section 5.7 hereof, the product of the Buyer's Adjusted Price-Earnings' Multiple, as defined herein, and the Companies' Average After-Tax Net Earnings, as defined herein; provided, however, that if such product as determined in accordance with the provisions of this Section 1.2 is a negative number, then the Earnout Price shall be deemed to be zero. If the Seller shall die before December 31, 2000, then the Seller's duly appointed legal representative shall deliver written notice to the Buyer, no later than ten days after the Buyer's delivery of the Earnout Price Statement, as defined herein, of the legal representative's election to receive either the Earnout Price or the proceeds from the Insurance Policy, as defined herein. If an election is made to receive the Earnout Price, then such amount shall be paid in accordance with the provisions of Sections 1.2(i) and (j) hereof. If an election is made to receive the proceeds from the Insurance Policy, then


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such proceeds shall be paid as soon as practicable following the Buyer's receipt of such proceeds from the insurance company or companies issuing the Insurance Policy.

                  (f) The term "Buyer's Adjusted Price-Earnings' Multiple" shall mean one-half of the following quotient (the "Buyer's Primary Price-Earnings' Multiple"): (i) the average (rounded to the nearest penny) closing prices of a share of Common Stock, on the New York Stock Exchange - Composite Transactions Tape (or on any other national securities exchange or automated quotation system in the United States on which the Common Stock is then listed or admitted to trading) for the trading days in November and December, 2000 or, if the Earnout Period, as defined herein, shall end on a day other than December 31, 2000, for the 60 trading days immediately preceding the end of such period, divided by
(ii) the Buyer's primary net earnings per equivalent share, excluding any extraordinary items and the effect of any changes in accounting principles, for the four quarters ending December 31, 2000 or, if the Earnout Period shall end on a day other than December 31, 2000, for the four complete quarters immediately preceding the end of such period; provided, however, that in no event shall the Buyer's Primary Price-Earnings' Multiple be greater than 14 or less than eight. If the Companies' Average Pre-Tax Earnings, as defined herein, exceed Twenty Million Dollars ($20,000,000.00), then the Buyer's Adjusted Price-Earnings' Multiple shall mean the sum of (i) one-half of the Buyer's Primary Price-Earnings' Multiple and (ii) one.
                  (g) The Companies' "Average After-Tax Net Earnings" shall mean one-half of the average annual combined net income or net loss, as the case may be, after taxes, of the Companies for the period commencing January 1, 1996 and ending


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December 31, 2000, except as otherwise provided herein. If the Seller shall die on or before December 31, 1996, then the Companies' Average After-Tax Net Earnings shall mean one-half of the actual combined net income or net loss, after taxes, of the Companies, for the 12 month period ending December 31, 1996 pro-rated to reflect the period in calendar year 1996 during which the Seller was alive. If the Seller shall die on or after January 1, 1997 and before December 31, 1997, then the Companies' Average After-Tax Net Earnings shall mean one-half of the actual combined net income or net loss, after taxes, of the Companies for the 12 month period ending December 31, 1996 plus one-half of the actual combined net income or net loss, after taxes, of the Companies for the 12 month period ending December 31, 1997 pro-rated to reflect the period in calendar year 1997 during which the Seller was alive; provided, that if the Seller shall die on December 31, 1997, then the Companies' Average After-Tax Net Earnings shall mean one-half of the average annual combined net income or net loss, after taxes, of the Companies for the 24 month period ending December 31, 1997. If the Seller shall die on or after January 1, 1998 and before December 31, 2000, then the Companies' Average After-Tax Net Earnings shall mean one-half of the average annual combined net income or net loss, after taxes, of the Companies for each 12 month period, beginning January 1, 1996 and ending December 31 immediately preceding the Seller's death plus one-half of the actual combined net income or net loss, after taxes, of the Companies for the 12 month period ending December 31 in which the Seller's death occurs pro-rated to reflect the period during such last 12 month period in which the Seller was alive. The period over which each of Average After-Tax Net Earnings and Average Pre-Tax Earnings, as

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defined herein, is calculated is referred to as the "Earnout Period"; each 12 month period ending on December 31, or segment of such period as the case may be, during the Earnout Period is referred to as an "Earnout Year" and net income or net loss, as the case may be, as determined in accordance with this Section 1.2(g) for any Earnout Year is referred to as "After-Tax Net Earnings." The calculations of After-Tax Net Earnings to be made in accordance with this
Section 1.2 (g) are subject to the following provisions:

                           (i) All Taxes, as hereinafter defined in Section 2.1
(p), shall be taken into account, except that in calculating income taxes an assumed combined statutory federal, state and local corporate income tax rate of 40% shall be utilized;

                           (ii) No effect shall be given to any change in
accounting principles;

                           (iii) The determination of After-Tax Net Earnings
shall be made in accordance with GAAP;

                           (iv) There shall be no deduction or similar charge
for management fees or other corporate overhead expenses, provided, however, that there shall be a deduction for all legal, accounting and other services which are actually rendered to or on behalf of any Company and which are requested or otherwise consented to by the Seller (except that there shall be no deduction for any accounting services rendered to or on behalf of any Company by the Accountants if the Seller retains another firm of independent certified public accountants to serve as the Companies' principal independent accountants, provided, however, that nothing herein shall limit in any way the ability of the Buyer to cause the Accountants or any other Person, as defined herein, to

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conduct such audits and reviews of the Companies' books, records and operations as the Buyer in its sole discretion deems appropriate) and if such services are rendered by the employees of the Buyer, then such deduction shall be in an amount representing the estimated cost of such services if the transaction had been on an arm's length basis;

                           (v) There shall be no imputed interest or similar
charge for the use of capital by any of the Companies. If cash is actually borrowed by any of the Companies from the Buyer or any of its Affiliates or an outside non-affiliated party, then interest charges with respect to such borrowings shall be determined as follows: (A) if the borrowing is from the Buyer or any of its Affiliates out of available funds then held by the Buyer or any of its Affiliates, then the interest rate shall be the sum of the rate of interest which the Buyer would pay on a Euro-Dollar Loan as such term is defined in the Credit Agreement, dated as of September 26, 1995, by and among the Buyer, the banks listed therein and Wachovia Bank of Georgia, N.A., as agent, plus the facility fee due under such agreement, except that such fee shall be calculated on the aggregate amount of the borrowing by the particular Company from the Buyer or its Affiliates and not on the aggregate amount of the banks' commitments under such credit agreement, or if such agreement is not in effect at the time of the borrowing by the Buyer or an Affiliate from a Company, then the interest rate shall be the rate of interest which the Buyer would pay on a 90 day loan under one of the Buyer's uncommitted revolving credit facilities (the "Interest Rate") and (B) if the borrowing is by any Company from an outside non-affiliated party, or by the Buyer or any of its Affiliates from an outside non-affiliated lender the proceeds of which are to be reloaned to a Company, then the charge shall be at

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                           the actual interest rate, and in the case of
borrowings by the Buyer or any of its Affiliates, any commitment fees paid by the Buyer or its Affiliates in respect of such borrowings also shall be charged. Notwithstanding anything herein to the contrary, there shall be no deduction or similar charge for any interest paid or accrued by the Companies pursuant to the Notes, as defined herein. The term "Affiliate" is a Person which directly or indirectly (through one or more intermediaries) controls, is controlled by or is under direct or indirect common control with, another Person. The term "Person" shall mean any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity of whatever nature. For the purposes of this paragraph, the term "control" shall mean the power, direct or indirect, (x) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person or (y) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise;
                           (vi) There shall be no charge for any interest paid
by the Buyer on any debt incurred to finance the acquisition of the Shares;
                           (vii) The historical cost basis of the assets of the
Companies for financial reporting purposes, without giving effect to the occurrence of the transactions contemplated hereby, shall be utilized;
                           (viii) If the Seller shall consent thereto (which
consent (A) if given, shall be given within 30 days after the Seller's receipt of notice of the acquisition or formation of a business enterprise hereinafter referred to and (B) once given, may not be revoked following the consummation of such acquisition or formation), there shall be

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included in the computation of Average After-Tax Net Earnings the results of operations of any business enterprise acquired by any Company in the manner described in this Section 1.2 to the extent of the Company's ownership interest in any such enterprise (irrespective of whether such enterprise is operated as a division or subsidiary of any Company);
                           (ix) The methods and rates of depreciation and
amortization of any Company's depreciable assets and amortizable assets and expenses shall be those employed in the preparation of the audited balance sheets, and related audited statements of income and audited statements of cash flows, of the Companies for the fiscal year ended December 31, 1994; and
                           (x) If the Buyer or any of its Affiliates shall
receive from any Company any loans or advances, such Company shall be deemed to have an asset in the amount of any such loan or advance and there shall be added to After-Tax Net Earnings an amount equal to interest computed at the Interest Rate on the amount of such deemed asset for the number of days during such Earnout Year such asset was deemed to exist; provided, however, that no such addition shall be made to the extent such Company receives interest on any such loan or advance equal to or in excess of the Interest Rate.
                           (h) The Companies' "Average Pre-Tax Earnings" shall
mean the average annual combined net income or net loss, as the case may be, of the Companies for the Earnout Period, before the payment of or provision for federal, state, foreign or local taxes on or measured by income, in accordance with GAAP, excluding the effect of any changes in accounting principles, and subject to the adjustments

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described in Section 1.2(g)(ii) - (x) hereof (net income or net loss, as the case may be, as determined in accordance with this Section 1.2(h) for any Earnout Year referred to as "Pre-Tax Earnings").

                           (i) The After-Tax Net Earnings and Pre-Tax Earnings
shall be mutually determined in good faith by the Accountants and the Seller's Accountants for each Earnout Year no later than 120 days following the end of any Earnout Year. The Accountants and the Seller's Accountants shall deliver to the Buyer and the Seller, on or before such date, a statement setting forth the After-Tax Net Earnings and Pre-Tax Earnings at which time such determination shall be binding and conclusive on the Buyer and the Seller for the purposes hereof. If the Accountants and the Seller's Accountants cannot reach agreement by such date, then a final determination of either After-Tax Net Earnings or Pre-Tax Earnings for the year in question shall be made by a nationally recognized firm of independent certified public accountants jointly selected by the Accountants and the Seller's Accountants. The determination of After-Tax Net Earnings or Pre-Tax Earnings by the accounting firm so selected, which determination shall be made within 60 days after such firm's selection, shall be binding and conclusive on the Buyer and the Seller for the purposes hereof. The fees and expenses of the accountants selected by the Seller shall be borne by the Seller. The fees and expenses of the jointly-selected accounting firm shall be borne equally by the Buyer and the Seller.
                           (j) The Buyer shall deliver to the Seller or to the
Seller's duly appointed legal representative, within ten days after the final determination of After-Tax Net Earnings and Pre-Tax Earnings for the last Earnout Year, a statement (the "Earnout

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Price Statement") setting forth in reasonable detail the calculation of the
Earnout Price and the calculation of the number of Securities, as defined herein, that would be received by the Seller if the Seller were to elect to receive the Earnout Price entirely in the form of Securities. The Seller or his duly appointed legal representative shall notify the Buyer, in writing and within 20 days after receipt of the Earnout Price Statement, whether he elects to receive the Earnout Price in cash, shares of Common Stock or a combination thereof (the "Election Notice"). If the Seller or his duly appointed legal representative elects to receive all or a portion of the Earnout Price in shares of Common Stock, the number of shares of Common Stock to be so received by the Seller (the "Securities") shall be determined by dividing the Earnout Price or that portion of the Earnout Price to be paid in shares of Common Stock by the average (rounded to the nearest penny) of the closing prices of a share of Common Stock on the New York Stock Exchange - Composite Transactions Tape (or on any other national securities exchange or automated quotation system in the United States on which the Common Stock is then listed or admitted to trading) for the trading days in November and December, 2000 or, if the Earnout Period shall end on a day other than December 31, 2000, for the 60 trading days immediately preceding the end of such period. If the Seller elects to receive all or a portion of the Earnout Price in the form of Securities, the Buyer shall, within 30 days after the receipt of the Election Notice, deliver to the Seller certificates validly issued, and bearing the legend set forth below, representing the aggregate number of Securities as determined in the preceding sentence and the Seller shall deliver to the Buyer an executed receipt evidencing delivery thereof:

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         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
         1933, AS AMENDED, AND, THEREFORE, NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

The Buyer shall instruct its transfer agent not to permit any transfer to be made of the certificates representing the Securities unless such transfer is made in accordance with the above referenced legend. If the Seller elects to receive all or a portion of the Earnout Price in the form of cash, the Buyer shall deliver to the Seller within 30 days after the receipt of the Election Notice, that portion of the Earnout Price to be paid in cash, by certified or bank cashier's check or by the wire transfer of immediately available funds and the Seller shall deliver to the Buyer an executed receipt evidencing delivery thereof.
                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
2.1 Representations and Warranties of Seller. The Seller represents and warrants to the Buyer as follows:
                           (a) Organization. Each of the Companies is a
corporation duly organized, validly existing and in good standing under the laws of the State of New York, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business in each jurisdiction in which the conduct of its business or ownership or lease of its properties requires it to be so qualified or licensed. The Seller

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has delivered to the Buyer complete and correct copies of the certificate of incorporation and bylaws, and all amendments thereto, of each Company.
                  (b) Capitalization. The authorized capital stock of the Companies consists of the following: 200 shares of common stock, without par value, of HLL (of which 200 shares are issued and outstanding); 800 shares of common stock, without par value, of RFI (of which 698 shares are issued and outstanding); and 400 shares of Class A, voting common stock, without par value, of CFI (of which 376 shares are issued and outstanding) and 200 shares of Class B, non-voting common stock, without par value, of CFI (of which 24 shares are issued and outstanding). No shares of common stock of any Company are held in treasury. All of the issued and outstanding Shares (i) have been validly authorized and issued, (ii) are fully paid and nonassessable, (iii) were issued and sold pursuant to, and within the limitations contained in, appropriate and effective permits, qualifications or consents of all applicable governmental authorities (to the extent such permits, qualifications or consents were required) and (iv) are held of record and beneficially by the Seller free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, security interests, encumbrances, options and adverse claims or rights whatsoever. There are not outstanding (i) any agreements, options, warrants or other rights to purchase from any Company or the Seller any security of any Company, (ii) any securities convertible into or exchangeable for any other security of any Company or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of any Company.

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                  (c) Authorization. The Seller has the full legal right, power, authority and capacity to execute, deliver and perform this Agreement, the Employment Agreement substantially in the form of Exhibit A hereto (the "Employment Agreement") and the Consulting Agreement substantially in the form of Exhibit B hereto (the "Consulting Agreement") (the Consulting Agreement together with the Employment Agreement being referred to as the "Ancillary Agreements") and to sell, assign, transfer and deliver the Shares as provided in this Agreement, and the delivery of the Shares to the Buyer hereunder will convey to the Buyer good and marketable title to the Shares, free and clear of any and all liens, pledges, encumbrances, charges, agreements or claims of any kind whatsoever. This Agreement has been duly executed and delivered by the Seller and constitutes, and the Ancillary Agreements when duly executed by the Seller will constitute, the legal, valid and binding obligation of the Seller, enforceable in accordance with their terms. The Seller is not a party to, subject to or bound by, any agreement, judgment, order, writ, injunction or decree of any court or governmental body which could prevent the performance of this Agreement or the Ancillary Agreements.
                  (d) Agreement Not in Breach of Other Instruments. The execution, delivery and performance of this Agreement or the Ancillary
Agreements by the Seller will not (i) violate, conflict with or constitute a default under any term or provision of the certificate of incorporation or bylaws of any Company, (ii) result in a default or breach of, or give rise to any right of termination, cancellation or acceleration, under the terms, conditions or provisions of any note, bond, mortgage, deed of trust, commitment, indenture, lease, guarantee, authorization, franchise, license, permit, agreement, contract or any other instrument or obligation to which the Seller or any Company is a party or by which any of them or any of their respective properties or assets may be bound, except for such instruments or obligations set forth on Schedule 2.1(d) hereto as to which consents to the transactions contemplated hereunder have been obtained or which, on the Closing Date, will be obtained, paid or otherwise satisfied by the Buyer, (iii) violate any law, order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or any Company or their respective properties or assets, (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Seller or any Company or (v) terminate or adversely affect any permit, license or authorization of a governmental authority used or required by any Company in the conduct of its business. The consent or approval by or notice to any governmental or regulatory authority is not required in connection with the execution and delivery of this Agreement or the Ancillary Agreements, the consummation of the transactions contemplated hereby or the fulfillment of the terms hereof or thereof, except for those consents required pursuant to the terms of the industrial development loans set forth on Schedule 2.1(d) hereto and except for any required approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which consents and approvals have been obtained or will be obtained on or prior to the Closing Date.
                  (e) Subsidiaries and Investments. No Company has any subsidiaries or owns any direct or indirect interest in any partnership, joint venture, corporation, limited liability company or other business or entity.

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                  (f) Financial Information. The Seller has delivered to the
Buyer copies of (i) the audited balance sheets of the Companies and their predecessors presented on a combined basis as at December 31, 1990, December 31, 1991, December 31, 1992, December 31, 1993 and December 31, 1994, and the related audited statements of income and audited statements of cash flows for the fiscal years then ended (and the notes thereto), together with the reports thereon of WES&T, and (ii) the unaudited balance sheets of the Companies presented on a combined basis for the interim period ended June 30, 1995 (the "Interim Balance Sheet") and the related unaudited statements of income for the period then ended. The foregoing financial statements (i) have been prepared in conformity with GAAP applied on a basis consistent with the immediately preceding fiscal period and (ii) fairly present the financial condition and the results of operations of the Companies as at the relevant dates thereof and for the periods covered thereby. The combined balance sheets of the Companies as at December 31, 1994 are collectively hereinafter referred to as the "Balance Sheet".
                  (g) No Undisclosed Liabilities. Except as and to the extent specifically reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and except as incurred since January 1, 1995 in the ordinary course of business or as otherwise disclosed on Schedule 2.1(g) hereto, no Company has any liabilities or obligations, either absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for taxes and interest, penalties and other charges payable with respect to any such liability or obligation) of a type required to be reflected or reserved against on a balance sheet in accordance with GAAP.

                  (h) Absence of Changes. Except as set forth on Schedule 2.1(h) hereto, since the date of the Balance Sheet, no Company has (i) experienced any material adverse change in its condition (financial or otherwise), properties, operations, assets, liabilities, earnings, prospects or business, (ii) suffered any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting its properties, business, operations, assets, liabilities, earnings, prospects or condition (financial or otherwise), (iii) declared, set aside or paid any dividend (whether in cash, stock or property) or made any distribution with respect to its capital stock, except dividends paid to the Seller in an amount required to fund the income tax payments of the Seller attributable solely to the net income of the Companies (or their predecessors), or redeemed or repurchased any of its securities or made any direct or indirect loans or payments to the Seller or any affiliate thereof,
(iv) created or assumed on any of its assets or properties any mortgage, deed of trust, lien, pledge, lease, encumbrance or charge of any kind whatsoever, (v) sold, leased or otherwise transferred any of its assets other than in the ordinary course of business, (vi) incurred any obligation or liability (absolute, accrued, contingent or otherwise) except in the ordinary course of business, (vii) entered any transaction not in the ordinary course of its business, (viii) lost any significant customers or any significant accounts or the significant portion of any account with any significant customer, (ix) experienced any labor dispute, other than routine matters, (x) lost, surrendered or had revoked or limited any material license, permit or other right granted by any governmental authority to operate any asset in the manner in which it was intended to be operated, (xi) received any notice of termination of or default under any material contract, license, lease or other agreement to which it is a party, (xii) made any loan or advance (except credit extended in the ordinary course of business), or acquired the stock, securities or obligations of any Person, (xiii) made any capital expenditures or commitments therefor in excess of $50,000, (xiv) altered or revised any of its accounting principles, procedures, methods or practices, (xv) changed any credit policy as to sales of inventories or collection of receivables, (xvi) paid or prepaid any debt or obligation, except in the ordinary course of business or as required pursuant to the terms thereof, (xvii) made any changes in the compensation of its officers, directors or employees (other than changes in compensation in the ordinary course of business resulting from regularly scheduled performance reviews) or entered into, adopted or amended in any respect or made any increase in any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension group insurance or other benefit plan or any employment or consulting agreement, (xviii) created or otherwise became liable with respect to any indebtedness for money borrowed or purchase money indebtedness in amounts in excess of that set forth in the Balance Sheet and the notes thereto, (xix) amended its certificate of incorporation or bylaws, (xx) terminated any material contract or material agreement to which it is a party or (xxi) made any commitment or agreement with respect to any of the foregoing matters.
                  (i) Accounts Receivable. All accounts receivable of the Companies reflected on the Balance Sheet, net of the reserve for doubtful accounts shown thereon, and those accounts receivable arising subsequent thereto and prior to the date hereof represent transactions for goods actually provided or services actually performed and are current and collectible in the ordinary course of business, except to the extent of reserves therefor consistent with past practices.
                  (j) Inventories. The inventories of the Companies shown on the Balance Sheet and the inventories of the Companies acquired subsequent to the date of the Balance Sheet are in the aggregate in good and marketable condition, saleable in the ordinary course of business, consist of inventories of the kind and quality regularly and currently used in each Company's respective business and are valued in accordance with GAAP. The quantities of items which are below standard quality or are obsolete or otherwise unmarketable have been determined on a basis consistent with past practices and the associated values of those identified items have been written down on the Balance Sheet to net realizable value or adequate reserves have been provided therefor on a basis consistent with past practices.
                  (k) Real Property. Except as disclosed on Schedule 2.1(k) hereto, no Company owns or leases any real property. Complete and correct copies of any written real property lease, and all assignments, amendments, modifications or letter agreements relating to each such lease, have been furnished or made available to the Buyer, all of which leases, assignments, amendments, modifications and letter agreements are valid and binding, and in full force and effect, with respect to the Companies party thereto and, to the knowledge of the Seller, with respect to the other parties thereto. Such leases have not been amended or modified and, except as set forth on Schedule 2.1(k) hereto, upon consummation of the transactions contemplated hereby will continue to entitle the Companies party thereto to the use and possession of the real property specified in such leases and for the purposes for which such real property is now being used by such Company. Except as set forth on Schedule 2.1(k), no Company has (i) received written notice of default under any such lease or (ii) knowledge of any event which, with the giving of notice or the lapse of time or both, would constitute a default under any such lease, and there has been no default thereunder by any Company or, to the Seller's knowledge, any third party. All of the buildings, fixtures and other improvements located on the real property owned or leased by any Company are in good operating condition and repair, ordinary wear and tear excepted, and the Seller has received no written notice that the operation thereof as presently conducted is not in violation of any applicable building code, zoning ordinance or other law or regulation. Each Company holds valid and effective certificates of occupancy, underwriters' certificates relating to electrical work, zoning, building, housing, safety, fire and health approvals and all other permits and licenses required by applicable law relating to the operation of such real properties and leaseholds, except for such certificates, approvals, permits and licenses the failure of which to hold would not have a material adverse effect on such Company. Each Company has all easements and rights of ingress and egress and for utilities and services necessary for all operations currently conducted by it. Neither the whole nor any portion of any real property owned, leased or occupied by any Company has been condemned, requisitioned or otherwise taken by any public authority, and, to the knowledge of the Seller, no such condemnation, requisition or taking is threatened or contemplated.
                  (l) Tangible Personal Property. Each item of tangible personal property (other than inventory) which is owned or leased by any Company or used in the current conduct of any Company's business is, as of the date hereof, in good operating condition and repair, ordinary wear and tear excepted. All of the foregoing have been maintained substantially in accordance with the recommendations of the manufacturers thereof and substantially in accordance with good practice prevailing in the industry. No extraordinary expenditures either for repair or replacement of any of the foregoing is necessary as of the date hereof.
                  (m) Title and Related Matters. Except as set forth on Schedule 2.1(m) hereto, each Company has good and marketable title to all of its properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, properties and assets reflected on the Balance Sheet or acquired after the date thereof (except properties sold or otherwise disposed of since December 31, 1994 in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, restrictions, prior assignments, claims and encumbrances of any kind or character, except liens reflected on the Balance Sheet or for current taxes or other charges not yet due and payable.
                  (n) Legal Proceedings. Except as set forth on Schedule 2.1(n) hereto, there is no legal, administrative, grievance or arbitration proceeding, action or suit pending or, to the Seller's knowledge threatened, against or affecting a Company or any of its assets, or any officer, director or employee of any Company in connection with any Company's business, assets or affairs. There is not in existence on the date hereof any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding, against or affecting any

Company, nor has any Company ever entered into any consent decree with any governmental agency, department, bureau or subdivision thereof.
                  (o) Material Contracts. Schedule 2.1(o) hereto contains a complete and correct list of every contract, indenture, agreement, guarantee, license, commitment, understanding and other obligation (whether written or oral) to which any Company is a party (i) not made in the ordinary course of business, (ii) which is a contract for employment of any officer or employee or which is a consulting agreement, (iii) involving the lease of machinery or equipment under which annual payments by any Company exceed $10,000, (iv) involving a transaction with the Seller in excess of $10,000, (v) which provides for the future purchase of materials, supplies, services, merchandise or equipment in excess of $100,000, either required to be fully performed or not terminable by any Company without penalty within a period of 30 days from the date hereof, (vi) relating to the sale or lease of assets of any Company aggregating more than $150,000, (vii) containing a commitment for capital expenditures in excess of $150,000 or (viii) which is a loan agreement, guarantee, subordination or similar type of agreement relating to indebtedness for borrowed money (hereinafter referred to singularly as a "Material Contract" and collectively as the "Material Contracts"). All Material Contracts are valid and binding, and in full force and effect, with respect to the Companies party thereto and, to the knowledge of the Seller, with respect to the other parties thereto. There is not under any Material Contract any default of any Company, or, to the Seller's knowledge, of any other party thereto, or event which, after notice or lapse of time, or both, would constitute a default of any Company or result in a right to accelerate against or loss of rights by any Company. The Seller has delivered to the Buyer a correct and complete copy of all Material Contracts. No Company is a party to any non-compete or similar agreement which in any way restricts the operation of its business.
                  (p)      Taxes.
                           (i) Except as set forth on Schedule 2.1(p) hereto,
each Company has properly and timely elected under Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code") (and under each analogous or similar provision of state or local law in each jurisdiction where such Company is required to file a Tax Return, as defined herein) to be treated as an "S" corporation for all taxable periods since its inception. There has been no voluntary or involuntary termination or revocation of any such election. Except as set forth on Schedule 2.1(p) hereto, no Company has ever owned any subsidiaries nor been a member of an affiliated group of corporations filing a consolidated, combined or unitary Tax Return.
                           (ii) All Tax Returns required to be filed by or with
respect to each Company or its assets have been duly and timely filed or are on valid extension, and all such Tax Returns are true and complete in all material respects. Each Company (A) has duly and timely paid all Taxes, as defined herein, that are due, or claimed or asserted by any taxing authority to be due, from or with respect to it for the periods covered by such Tax Returns or (B) has duly provided for all such Taxes in its Interim Balance Sheet. With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, each Company has made due and sufficient current accruals for such Taxes in its Interim Balance Sheet. Each Company has made all required material estimated Tax payments sufficient to avoid any underpayment penalties. There are no liens with respect to Taxes upon any of the assets of any Company except for statutory liens for Taxes not yet due and payable.
                           (iii) The statutory period for the assessment of
Taxes with respect to the federal, state, local, and foreign Tax Returns of each Company for all periods through the respective years specified in Schedule 2.1(p) hereto has expired. No issue has been raised by any taxing authority in any audit or examination of any Company, which, by application of the same or similar principles, could reasonably be expected to result in a material deficiency for any subsequent period (including periods subsequent to the Closing Date). There are no outstanding agreements, waivers, or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to any Company for any taxable period, and no power of attorney granted by any Company with respect to Taxes is currently in force. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local, or foreign law has been entered into by or with respect to any Company.
                           (iv) The Seller has delivered or made available to
the Buyer true and complete copies of each of (A) any audit reports issued by any taxing authority within the last three years relating to the United States federal, state, local, or foreign Taxes due from or with respect to each Company and (B) the United States federal, state, local, and foreign Tax Returns, for each of the last three taxable years, filed by each Company.

                           (v) Except as set forth on Schedule 2.1(p) hereto, no
audit or other proceeding by any court, governmental or regulatory authority, or similar person is pending or, to the Seller's knowledge, threatened with respect to any Taxes due from or with respect to any Company or any Tax Return filed by or with respect to any Company. No Company has received any written notice that an assessment of Tax (other than assessments for Taxes not yet due) is proposed against any Company or any of its assets.
                           (vi) Except as set forth on Schedule 2.1(p) hereto,
no election under any of Sections 108, 168, 338, 441, 472, 1017, 1033 or 4977 of
the Code (or any predecessor provisions) is in effect with respect to any Company. No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to any Company or any of its assets. None of the assets of any Company is property that is or will be required to be treated as being (A) owned by any person (other than such Company) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or (B) tax-exempt use property within the meaning of
Section 168(h)(1) of the Code.
                           (vii) No Company is subject to an agreement or
requirement to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of such Company, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of any Company. No taxing authority has proposed any such adjustments or change in accounting method.

                           (viii) No Company has been, is and with notice or
lapse of time or both, would be, in material violation of any applicable law relating to the payment or withholding of Taxes. Each Company has duly and timely withheld from employee salaries, wages, and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.
                           (ix) No Company is a party to, bound by, nor has any
obligation under any Tax sharing agreement or similar agreement.
                           (x) The Seller is not a "foreign person" within the
meaning of Section 1445 (f) (3) of the Code.
                  The term "Taxes" shall mean all taxes, charges, fees, imposts, levies or other assessments, including without limitation, all net income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, and property taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes. The term "Tax Return" shall mean all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes. For purposes of this
Section 2.1(p), the term "Company" or a "subsidiary" shall include any corporation which merged or was liquidated with and into a Company or a subsidiary.

                  (q) Intangible Property Rights. Schedule 2.1(q) hereto contains a complete and correct list of all patents, patent licenses, copyrights, trademarks, trademark registrations, service marks, service names and trade names, and applications therefor, owned by any Company or used in the conduct of the businesses of any Company and all agreements relating thereto, and except as set forth on Schedule 2.1(q) hereto, to the knowledge of the Seller, no person or entity is infringing upon any such patents, patent licenses, copyrights, trademarks, trademark registrations, service marks, service names or trade names, or applications therefor, and there is no claim with respect to the infringement thereof. Except as disclosed on Schedule 2.1(q) hereto, to the knowledge of the Seller, each Company owns or possesses adequate licenses with respect to all patents, trademarks, trade secrets, copyrights, service marks, service names and trade names material to the conduct of its businesses, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as disclosed on Schedule 2.1(q) hereto, to the knowledge of the Seller, no Company is infringing upon any patent, trademark, trade secret, copyright, trademark right, service mark, service name or trade name owned by any other person or entity and there is no claim or action by any such other person or entity pending or, to the Seller's knowledge, threatened with respect thereto.
                  (r) Compliance with Law; Permits. Except as disclosed on
Schedule 2.1(r) hereto, each Company is in full compliance in all respects with all applicable laws, rules, ordinances, requirements, orders and regulations, except where the failure to be in compliance would not have a material adverse effect upon such Company. Each

Company holds all material licenses, franchises, permits and authorizations required for the carrying on of its businesses, the use and occupancy of its properties as currently used and occupied and the ownership of its assets, all such licenses, franchises, permits and authorizations being set forth on
Schedule 2.1(r) hereto.
                  (s) Bank Accounts. Schedule 2.1(s) hereto contains a complete and correct list of the names and addresses of all banks or other financial institutions in which any Company has an account, deposit or safe-deposit box, with the names of all persons authorized to draw on these accounts or deposits or who have access to these boxes. No person holds a power of attorney to act on behalf of any Company.
                  (t)      Environmental Compliance.
                           (i) Except as disclosed on Schedule 2.1(t) hereto,
the use and condition of the real property leased, owned or otherwise used or occupied by any Company and the operations of the Companies have been, and presently are, in compliance with applicable Environmental Laws, as defined herein. The term "Environmental Laws" means any federal, state, local, or foreign law (including common law claims for personal injury or property damage arising from exposure to Hazardous Materials, as defined herein), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 6901 et seq., the Clean Water Act, 33 U.S.C. ss. 1251 et seq., the Clean Air Act,

33 U.S.C. ss. 2601 et seq., the Toxic Substances Control Act ("TSCA"), 15 U.S.C. ss. 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C. ss. 136 et seq., the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes. Except as set forth on Schedule 2.1(t) hereto, there is not now pending or, to the Seller's knowledge, threatened any action, suit, investigation or proceeding against any Company, nor is any Company subject to any outstanding written order or contract with any Governmental Authority, as defined herein, or any Person with respect to such real property or any other lessor with respect to the leased real property seeking to enforce any right or remedy under any Environmental Law. The term "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative function of or pertaining to government.
                           (ii) No Company has been designated as a potentially
responsible party under CERCLA, the regulations adopted thereunder or any state statute similar to CERCLA. No real property leased, owned or otherwise used or occupied by any Company has been identified on any current or proposed (A) National Priorities List under 40 C.F.R. ss. 300, (B) Comprehensive Environmental Response Compensation and Liability Inventory System list or (C) any list arising from a state statute similar to CERCLA.

                           (iii) Except as set forth on Schedule 2.1(t) hereto,
(A) each Company has obtained and currently maintains all permits, approvals, authorizations, licenses, variances, registrations or permissions required by the Environmental Laws in connection with the conduct of its business, the use and occupation of its properties as currently used and occupied and the ownership of its assets (collectively, the "Environmental Permits") and each Company is in material compliance with all Environmental Permits, (B) there are no actions, suits or proceedings pending or, to the Seller's knowledge, threatened to revoke any Environmental Permit, and (C) no Company has received any notice from any source to the effect that there is lacking any Environmental Permit required for the current use or operation of any property owned, operated or leased by such Company.
                           (iv) Except as set forth on Schedule 2.1(t) hereto,
no Company or, to the Seller's knowledge, any predecessor of any Company, or any owner of premises leased or operated by any Company has filed any notice under federal, state, local or foreign law indicating past or present treatment, storage, or disposal of or reporting a Release, as defined herein, of Hazardous Material into the environment.
                           (v) Except as set forth on Schedule 2.1(t) hereto,
none of the operations of any Company or, to the Seller's knowledge, of any predecessor of any Company, or of any owner of premises leased or operated by any Company involves or previously involved the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state, local or foreign equivalent.
                           (vi) Except as set forth on Schedule 2.1(t) hereto,
there is not now, nor, to the knowledge of the Seller, has there been in the past, on, in or under any real property owned, leased or operated by any Company or any of its predecessors (A) any underground storage tanks, above-ground storage tanks, dikes or impoundments, (B) any asbestos-containing materials or presumed asbestos-containing materials, (C) any polychlorinated biphenyls or (D) any radioactive substances.
         The term "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the indoor or outdoor environment or into or out of any property. The term "Hazardous Materials" includes, without limitation, (A) solid or hazardous waste, as defined in RCRA and its implementing regulations and amendments, or in any applicable state or local law or regulation, (B) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (C) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof, (D) toxic substances, as defined in TSCA, or in any applicable state or local law or regulation or (E) insecticides, fungicides, or rodenticides, as defined in FIFRA, or in any applicable state or local law or regulation, as each such Act, statute or regulation has been amended.
                  (u) Brokers and Finders. No person or entity is entitled to any brokerage commission, finder's fee or like payment from the Seller or any Company in connection with the transactions contemplated by this Agreement.
                  (v) Insurance. Schedule 2.1(v) hereto contains a complete and correct description of all policies of insurance of any kind or nature covering the Companies, including, without limitation, policies of fire, theft, casualty, liability, life, hospitalization and medical reimbursement and other insurance coverage insuring each Company, and its personnel, specifying with respect to each the type of coverage, the limits of coverage, the deductible amount (if any), the insurer, the insured, the expiration date and the premium rate. All of such policies are in full force and effect, with all premiums due thereon paid. A true and complete copy of each such policy has been furnished or made available to the Buyer. There are no outstanding requirements or recommendations by any insurance company that issued any such policy regarding any material changes in the conduct of any Company's business, or any material repairs or other work to be done on or with respect to any of the properties or assets of any Company. No Company has received any notice or other communication from any such insurance company within the three years preceding the date hereof canceling or materially amending any of such insurance policies, and to the Seller's knowledge, no such cancellation or amendment is threatened.
                  (w) Customers and Suppliers. As of the date hereof, no Company has received oral or written notice that any of its major customers intends to or may discontinue or curtail purchasing goods or services from it, and, to the Seller's knowledge, no such customer is considering such curtailment or has any such intention, except as disclosed on Schedule 2.1(w) hereto. No Company has received oral or written notice that any of its major suppliers intends to or may discontinue delivery of supplies to it, and, to the Seller's knowledge, no such supplier is considering such curtailment or has any such intention, except as disclosed on Schedule 2.1(w) hereto.

                  (x)      Labor Relations.
                           (i) No Company is a party to any labor or collective
bargaining agreement which pertains to employees of such Company, no labor organization or group of employees of any Company has made a pending demand for recognition, there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Seller, threatened with the National Labor Relations Board and the Seller is not aware of any union organizing activities in progress which pertain to employees of the Companies.
                           (ii) Except as set forth on Schedule 2.1(x), (A)
there are no strikes, work stoppages, slowdowns or lockouts, (B) there are no unfair labor practice charges pending or, to the knowledge of the Seller, threatened by or on behalf of any employee or group of employees of the Companies and (C) there are no complaints, charges or claims against the Companies pending or, to the Seller's knowledge, threatened, with any public or governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Companies of any individual.
                           (iii) The Companies are in material compliance with
all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, The Worker Adjustment and Retraining Act ("WARN"), collective bargaining, discrimination, civil rights, safety and health and workers' compensation.

                           (iv) With respect to the Companies, there has been no
"mass layoff" or "plant closing" as defined by WARN within the six months prior to the Closing.
                  (y)      Employee Benefit Plans.
                           (i) Schedule 2.1(y) sets forth: all "employee benefit
plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other employee benefit arrangements or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, consulting or other compensation agreements, retirement, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs maintained by any Company or to which any Company contributed or is obligated to contribute thereunder for current or former employees of any Company (the "Company Plans"). No Company or any trade or business (whether or not incorporated) which are or have ever been under common control, or which are or have ever been treated as a single employer, with any Company under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate"), has contributed or has ever been obligated to contribute to an "employee pension plan," as defined in
Section 3(2) of ERISA which is subject to Title IV of ERISA or Section 412 of the Code (the "ERISA Affiliate Plans"). None of the Company Plans is a multiemployer plan, as defined in Section 3(37) of ERISA ("Multiemployer Plan"), or is or has been subject to Sections 4063 or 4064 of ERISA ("Multiple Employer Plans"), and no Company or any ERISA Affiliate has contributed or been obligated to contribute to a Multiemployer Plan or a Multiple Employer Plan.
                           (ii) True, correct and complete copies of the
following documents, if applicable, with respect to each of the Company Plans, have been made available or delivered to the Buyer by the Seller: (A) any plans and related trust documents, and amendments thereto, (B) the most recent Forms 5500, (C) the last IRS determination letter, (D) summary plan descriptions, (E) written communications to employees relating to the terms of any currently effective Company Plans and (F) written descriptions of all non-written agreements relating to the Company Plans.
                           (iii) The Company Plans which are intended to qualify
under Section 401 of the Code and the trusts maintained pursuant thereto which are intended to be exempt from federal income taxation under Section 501 of the Code, have been operated in all material respects in a manner which would not cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.
                           (iv) All contributions (including all employer
contributions and employee salary reduction contributions) required to have been made under any of the Company Plans or by law (without regard to any waivers granted under Section 412 of the Code), to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on or prior to the Closing Date. No accumulated funding deficiencies exist in any of the Company Plans subject to Section 412 of the Code.
                           (v) None of the Company Plans which are "welfare
benefit plans" within the meaning of Section 3(1) of ERISA provide for continuing benefits or coverage for any participant or any beneficiary of a participant after termination of employment of such participant except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and at the expense of the participant or the participant's beneficiary. Each of the Companies and any ERISA Affiliate which maintain a "group health plan" within the meaning of Section 5000(b) (1) of the Code has complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder.
                           (vi) All amendments and actions required to bring the
Company Plans into conformity in all material respects with all of the applicable provisions of the Code, ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.
                           (vii) The Company Plans have been maintained, in all
material respects, in accordance with their terms and with all provisions of ERISA (including rules and regulations thereunder) and other applicable federal and state laws and regulations, and neither any Company nor, to the Seller's knowledge, any other "party in interest" or "disqualified person" with respect to the Company Plans has engaged in a non-exempt

"prohibited transaction" within the meaning of Section 4975 of the Code or
Section 406 of ERISA. No Company nor, to the Seller's knowledge, any other fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Company Plan.
                           (viii) There are no pending actions, claims or
lawsuits which have been asserted or instituted against the Company Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Company Plans with respect to the operation of such plans (other than routine benefit claims), nor does the Seller or any Company have knowledge of facts which could form the basis for any such claim or lawsuit.
                           (ix) Neither the execution and delivery of this
Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment under any Company Plan becoming due to any employee (current, former or retired) of any Company, (B) increase any benefits otherwise payable under any Company Plan or (C) result in the acceleration of the time of payment or vesting of any such benefits, other than claims in the ordinary course for benefits payable under the Company Plans.
                           (x) With respect to any period for which any
contribution to or in respect of any Company Plan (including workers' compensation) is due and owing, each Company has made due and sufficient current accruals for such contributions and other payments in accordance with GAAP, and such current accruals through June 30, 1995 are duly and fully provided for in the Interim Balance Sheet.

                  (z) Absence of Certain Commercial Practices. To the Seller's knowledge, neither any Company nor any officer, director, employee or agent of any Company has, directly or indirectly, within the past five years, given or made or agreed to give or make any illegal commission, payment, gratuity, gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of any Company (or assist any of them in connection with any actual or proposed transaction).
                  (aa) Minute Books and Stockholders' Registry. The minute books of the Companies, as previously made available to the Buyer, contain complete and accurate records of all meetings and accurately reflect or evidence all other corporate action of the stockholders and Board of Directors of the Companies to the extent set forth therein. The stockholders' registries of each of the Companies, which have been previously made available to the Buyer, contain a complete and accurate list of the registered holders of the capital stock of the Companies.
                  (bb) Related Party Transactions and Interests. The Seller does not own any direct or indirect interest of any kind in, or control or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any person, firm, or corporation which is (i) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Companies, (ii) engaged in a business related to the business of the Companies or (iii) participating in any transaction to which any Company is a party.

                  (cc) Completeness of Information. No representation or warranty made by the Seller in this Agreement (including the Schedules hereto) contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the facts and statements contained herein or therein, in light of the circumstances in which they are made, not false or misleading. Copies of all documents heretofore delivered by the Seller to the Buyer and which are referred to in a representation and warranty, or in a Schedule hereto, are complete and accurate copies of such documents.

         2.2 Representations and Warranties of Buyer. The Buyer represents and warrants to the Seller as follows:
                  (a) Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business in each jurisdiction in which the conduct of its business or the ownership or lease of its properties requires it to be so qualified or licensed.
                  (b) Authorization. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Consulting Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Consulting Agreement by the Buyer and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer, and this Agreement has been duly executed and delivered and constitutes, and the Consulting Agreement when duly executed by the Buyer will constitute, the legal, valid and binding obligation of the Buyer enforceable in accordance with their terms. The Buyer is not a party to, subject to or bound by, any agreement, judgment, order, writ, injunction or decree of any court or governmental body which would prevent the performance of this Agreement or the Consulting Agreement.
                  (c) Legal Proceedings. There is no legal, administrative or arbitration proceeding, action or suit pending or, to the Buyer's knowledge, contemplated or threatened, against or affecting the Buyer which, if adversely determined, would materially and adversely affect the financial condition, business or assets of the Buyer or the ability of the Buyer to consummate the transactions contemplated herein.
                  (d) Agreement Not in Breach of Other Instruments. The execution, delivery and performance of this Agreement and the Consulting Agreement by the Buyer will not (i) violate, conflict with or constitute a default under any term or provision of the certificate of incorporation or bylaws of the Buyer, (ii) result in a default or breach of, or give rise to any right of termination, cancellation or acceleration, under the terms, conditions or provisions of any note, bond, mortgage, deed of trust, commitment, indenture, lease, guarantee, authorization, franchise, license, permit, agreement, contract or any other instrument or obligation to which the Buyer is a party or by which it or any of its properties or assets may be bound, (iii) violate any law, order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or its properties or assets, (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Buyer or (v) terminate or adversely affect any permit, license or authorization of a governmental authority used or required by the Buyer in the conduct of its business. The consent or approval by or notice to any governmental or regulatory authority is not required in connection with the execution and delivery of this Agreement or the Consulting Agreement, the consummation of the transactions contemplated hereby or the fulfillment of the terms hereof or thereof, except for any required approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which approvals have been obtained.
                  (e) Investment Purpose. The Buyer is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution thereof, as that phrase has meaning under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission"). The Buyer shall not sell or make any other distribution of any of the Shares in violation of the provisions of any applicable laws and regulations, including, without limitation, the rules and regulations of the Commission and state securities or "blue sky" laws.
                                   ARTICLE III
                              PRE-CLOSING COVENANTS
         3.1      Pre-Closing  Covenants of the Seller.  From and after
the date hereof and until the Closing Date, the Seller hereby covenants and agrees as follows:
                  (a) Access to Documents; Opportunity to Ask Questions. The Seller shall cause the Companies to make available for inspection by the Buyer or its representatives, during normal business hours, the Companies' corporate records, books of account, contracts and all other documents reasonably requested by the Buyer, its employees, counsel and auditors in order to permit the Buyer and such representatives to make reasonable inspection and examination of the business and affairs of the Companies. The Seller shall further cause the employees, counsel and regular independent certified public accountants of the Companies to be available upon reasonable notice to answer questions of the Buyer's representatives concerning the business and affairs of the Companies, and shall further cause them to make available all relevant books and records in connection with such inspection and examination.
                  (b) Maintenance of Insurance. The Seller shall cause the Companies to maintain in full force and effect all of its presently existing insurance coverage, or insurance comparable to such existing coverage.
                  (c) Conduct of Business. The Seller shall cause the business of the Companies to be conducted in the ordinary course, consistent with the present conduct of such business, and will use his best efforts to maintain, preserve and protect the assets and goodwill of the Companies. The Seller shall use his best efforts to cause the Companies to comply with all applicable laws, regulations and ordinances and all requirements of any governmental body or court to which the business, operations or properties of the Companies are subject or bound. During such period of time, except upon the prior written consent of the Buyer, the Seller shall not permit any Company to: (i) amend its certificate of incorporation or by-laws, (ii) issue any additional shares of capital stock or issue, sell or grant any option or right to acquire or otherwise dispose of any of its authorized but unissued capital stock or other corporate securities,
(iii) declare or pay any dividends or make any other distribution in cash or property with respect to its capital stock other than the Distribution, (iv) incur any obligation or liability (absolute or contingent), except current obligations and liabilities incurred in the ordinary course of business, (v) enter into any employment agreement or become liable for any bonus, profit-sharing or incentive payment to any of its officers or directors, except pursuant to presently existing plans, arrangements or agreements disclosed on
Schedule 2.1(o) or 2.1(y) hereto, (vi) mortgage, pledge, or otherwise encumber any part of its assets, tangible or intangible, (vii) sell, transfer or acquire any properties or assets, tangible or intangible, other than in the ordinary course of business, (viii) make any material changes in its customary method of operations, including marketing and pricing policies and maintenance of business premises, fixtures, furniture and equipment, (ix) modify, amend or cancel any of its existing leases or enter into any contracts, agreements, leases, or understandings other than in the ordinary course of business or enter into any loan agreements, (x) make any investments other than in certificates of deposit or short-term commercial paper, (xi) repurchase or redeem any shares of its stock, (xii) enter into any collective bargaining agreement, (xiii) merge or consolidate with any corporation, or acquire any capital stock or other securities of any other corporation or business entity, or take any steps incident to or in furtherance of any such actions whether by entering into an agreement providing therefor or otherwise, (xiv) except as provided by law or GAAP, make any material alteration in the manner of keeping its books, accounts or records or in the accounting practices therein reflected, (xv) compromise or settle or enter into any agreement which has the effect of compromising or settling any litigation set forth on Schedule 2.1(n) hereto, or (xvci) take any other action which would cause any of the representations and warranties made by the Seller in this Agreement not to be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.
                  (d) Other Consents. The Seller shall use his best efforts to obtain any other required consents to the transactions contemplated hereby and to cause the conditions precedent to the consummation of the transactions contemplated hereby to be satisfied.
                  (e) Notice of Development. The Seller shall give prompt written notice to the Buyer of any development of which the Seller has knowledge that could cause a breach of any representations and warranties in Section 2.1 hereof. No disclosure by the Seller pursuant to this Section 3.1(e), however, shall be deemed to amend or supplement the Schedules hereto or to prevent or cure any misrepresentations, breach of warranty, or breach of covenant; provided, however, that the Buyer's sole remedy for any such development (not caused by actions of the Seller) shall be to terminate this Agreement.
                  (f) Exclusivity. The Seller shall not solicit, initiate, entertain or conduct any negotiations or discussions with, or supply documents to, or facilitate in any other manner any effort or attempt by any Person to acquire any capital stock of any Company or all, or substantially all, of the assets of any Company. The Seller will notify the Buyer immediately of any Person that makes any bona fide proposal, offer, inquiry, or contact with respect to any of the foregoing including, without limitation, the details thereof and the identity of the Person.
                  (g) Other Action. The Seller shall assume RFI's obligations under the DM 20,000,000 Revolving Credit Facility with Landesgirokasse, dated July 11, 1995 (the "Revolver"). The Seller shall use his best efforts to cause the fulfillment at the earliest practicable date of all of the conditions to his obligations to consummate the sale and purchase of the Shares under this Agreement. The Seller shall also execute prior to or after the Closing Date such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby. The Seller shall take whatever action as may be reasonably requested by the Buyer for purposes of determining the Seller's insurability status for the Insurance Policy, as defined herein, including, without limitation, providing a personal medical history and submitting to any necessary medical examinations.
         3.2 Pre-Closing Covenants of the Buyer. From and after the date hereof and until the Closing Date, the Buyer hereby covenants and agrees as follows:
                  (a) Representations and Warranties. The Buyer will not take any action which would cause any of the representations and warranties made by it in this Agreement not to be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.
                  (b) Other Consents. The Buyer shall use its best efforts to obtain any other required consents to the transactions contemplated hereby and to cause the conditions precedent to the consummation of the transactions contemplated hereby to be satisfied.
                  (c) Life Insurance. The Buyer shall use its best efforts to obtain a five year term life insurance policy on the Seller's life in the greatest amount available, given the Seller's insurability, for which the annual premium does not exceed Eighty Thousand Dollars ($80,000.00) (the "Insurance Policy"). The Buyer may obtain the Insurance Policy from one or more insurance companies, provided that each such company has a rating of "Excellent" by A.M. Best Company, Inc. The Buyer shall be named as beneficiary under the Insurance Policy and the effective date of such policy's coverage shall be the Closing Date. The Insurance Policy shall provide that the Seller shall receive notice of any non-renewal or cancellation of the Insurance Policy and of any non-payment of premium under the Insurance Policy.
                  (d) Notice of Development. The Buyer shall give prompt written notice to the Seller of any development of which the Buyer has knowledge that could cause a breach of any representations and warranties in Section 2.2 hereof. No disclosure by the Buyer pursuant to this Section 3.2(d), however, shall be deemed to prevent or cure any misrepresentations, breach of warranty, or breach of covenant; provided, however, that the Seller's sole remedy for any such development (not caused by actions of the Buyer) shall be to terminate this Agreement.
                  (e) Other Action. The Buyer shall use its best efforts to cause the fulfillment at the earliest practicable date of all of the conditions to its obligations to consummate the sale and purchase of the Shares under this Agreement. The Buyer shall also execute prior to or after the Closing Date such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

                                   ARTICLE IV
                         CONDITIONS TO CLOSING; CLOSING
         4.1 Conditions Precedent to the Buyer's Obligation. The obligation of the Buyer to consummate the purchase of the Shares on the Closing Date is, at the option of the Buyer, subject to the satisfaction of the following conditions:
                  (a) Each of the representations and warranties of the Seller contained in Section 2.1 hereof shall be true and correct as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date, except for changes therein permitted or contemplated hereby.
                  (b) The Seller shall have performed and complied with the covenants and provisions in this Agreement required herein to be performed or complied with by the Seller between the date hereof and the Closing Date.
                  (c) No action or proceeding shall have been instituted or threatened or claim or demand made against the Buyer, the Seller or any Company before any court or other governmental body, seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, or which might materially adversely affect the business of any Company, which in the reasonable opinion of the Buyer makes it inadvisable to consummate such transactions.

                  (d) The Buyer shall have received an opinion of Haviland, Ferguson & Papa, counsel for the Seller, dated the Closing Date, in form and substance reasonably satisfactory to the Buyer and its counsel, to the effect set forth in Exhibit C hereto (the "Opinion of Seller's Counsel").
                  (e) The Buyer shall have received from the Seller a certificate to the effect set forth in subparagraphs (a) and (b) above, dated the Closing Date.
                  (f) The consents required by Section 2.1(d) hereof shall have been obtained, and signed copies thereof shall have been delivered to the Buyer.
                  (g) The Seller shall have caused the Board of Directors of each Company to have ratified and approved all actions of the officers and directors of such Company which are required by applicable law or otherwise to have been ratified and approved but which have not otherwise been formally ratified and approved and shall have delivered to the Buyer written evidence, satisfactory to the Buyer, of such ratification and approval.
                  (h) There shall not have been any change or destruction or loss, whether or not covered by insurance, materially adversely affecting the business of any Company or its business premises or the institution of any suit, action or proceeding which if adversely determined would result in the loss of a material part of such premises.
                  (i) The Seller shall have executed and delivered to the Buyer the Consulting Agreement.
                  (j) The Seller shall have executed and delivered to the Companies the Employment Agreement.

                  (k) The Seller shall have executed and delivered to the Escrow Agent, as defined herein, the Election Forms, as defined herein.
                  (l) The Seller shall have delivered to the Buyer all such other documents, materials and things as are set forth in Section 4.3(c) hereof.
         4.2 Conditions Precedent to the Seller's Obligation. The obligation of the Seller to consummate the sale, transfer and assignment to the Buyer of the Shares on the Closing Date is, at the option of the Seller, subject to the satisfaction of the following conditions:
                  (a) Each of the representations and warranties of the Buyer contained in Section 2.2 hereof shall be true and correct as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date, except for changes permitted or contemplated hereby.
                  (b) The Buyer shall have performed and complied with the covenants and provisions in this Agreement required herein to be performed or complied with by the Buyer between the date hereof and the Closing Date.
                  (c) No action or proceeding shall have been instituted or threatened or claim or demand made against the Buyer, the Seller or any Company before any court or other governmental body, seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, which in the reasonable opinion of the Seller makes it inadvisable to consummate such transactions.
                  (d) The Seller shall have received an opinion of the Associate Counsel of the Buyer, dated the Closing Date, in form and substance reasonably satisfactory to the

Seller's counsel, to the effect set forth in Exhibit D hereto (the "Opinion of Buyer's Counsel").
                  (e) The Seller shall have received a certificate to the effect set forth in subparagraphs (a) and (b) above, dated the Closing Date, signed by a duly authorized officer of the Buyer.
                  (f) The Seller shall have received a certificate of a duly authorized officer of the Buyer, dated the Closing Date, setting forth the resolutions of the Board of Directors of the Buyer authorizing the execution and delivery of this Agreement and the Consulting Agreement and the consummation of the transactions contemplated hereby and thereby (including the issuance of the Restricted Stock), and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date.
                  (g) The Buyer shall have loaned to each Company an amount equal to such Company's Distribution, substantially in accordance with the terms of the promissory note attached hereto as Exhibit E (the "Note").
                  (h) The Buyer shall have executed and delivered to the Seller the Consulting Agreement.
                  (i) The Companies shall have executed and delivered to the Seller the Employment Agreement.
                  (j) The Buyer shall have delivered to the Seller all such other documents, materials or things as are required by Section 4.3(b) hereof.

         4.3      Closing.
                  (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York on January 17, 1996, unless the parties agree on another date and time (the "Closing Date"). All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.
                  (b) At the Closing, or, with respect to the Certificate of Insurance, as defined herein, as soon as practicable after the Closing if the Insurance Policy has not been obtained on or before the Closing Date, the Buyer shall deliver or shall cause to be delivered to the Seller the following:
                           (i) A certified or bank cashier's check or wire transfer in an amount equal to the Estimated Combined Net Worth.
                           (ii) One or more certificates representing the shares
of Restricted Stock registered in the name of the Seller.
                           (iii)    The Opinion of Buyer's Counsel.
                           (iv) The Consulting Agreement duly executed by the
Buyer.
                           (v) The Employment Agreement duly executed by the
Companies.

                           (vi) Written evidence that the Insurance Policy has
been obtained (the "Certificate of Insurance").
                           (vii) The certificates described in Sections 4.2(e)
and (f) hereof, in each case duly executed by an authorized officer of the Buyer.
                  (c) At the Closing, the Seller shall deliver to the Escrow Agent the Election Forms and shall deliver or shall cause to be delivered to the Buyer the following:
                           (i) Stock certificates representing the Shares duly endorsed in appropriate form for transfer and such instruments of transfer, stock powers, assignments and other instruments and documents as counsel for the Buyer may reasonably require as necessary or desirable for transferring and assigning to the Buyer good and marketable title to the Shares, free and clear of any and all liens, encumbrances, charges, equities, claims, pledges or restrictions of any kind, or as may otherwise reasonably be requested by counsel for the Buyer for the purpose of this Agreement. There shall be affixed to such certificates all requisite stock transfer tax stamps, if any.
                           (ii)     The Opinion of Seller's Counsel.
                           (iii) The Employment Agreement duly executed by the Seller.
                           (iv) The Consulting Agreement duly executed by the Seller.
                           (v) The original minute books (including written evidence of the ratification and approval described in Section 4.1(g) hereof) and corporate seals of the Companies.

                           (vi) The stock record and transfer books of the Companies.
                           (vii) Evidences of the consents required by Section 2.1(d) of this Agreement and evidence of the Seller's assumption of RFI's obligations under the Revolver.
                           (viii) Written resignations of such directors of the Companies as the Buyer shall have requested prior to the Closing, duly executed by the resigning director.
                           (ix) The certificate described in Section 4.1(e) hereof duly executed by the Seller.
                           (x)      The Notes.
                                    ARTICLE V
                            POST - CLOSING COVENANTS
         5.1 Earnout Price. The Buyer shall pay to the Seller the Earnout Price, or pay to the Seller's duly appointed legal representative the Earnout Price or the proceeds from the Insurance Policy, as the case may be, all in accordance with the terms and provisions of Section 1.2 hereof and subject to the provisions of Section 5.7 hereof. The Buyer shall pay to the Seller or to the Seller's duly appointed legal representative any recoveries received by the Companies, from the Closing Date through the Earnout Period, with respect to costs, charges, or accruals incurred by the Companies up to December 31, 1995, any such payment to be made within 90 days of any such recovery. Any Securities and any shares of Restricted Stock acquired by the Seller shall be acquired for his own account, for investment purposes only and not with a view to the distribution thereof, as that phrase has meaning under the Act, and the rules and regulations of the Commission. The Seller shall not sell or make any other distribution of the Securities or the shares of Restricted Stock in violation of the provisions of any applicable laws and regulations, including, without limitation, the rules and regulations of the Commission and state securities or "blue sky" laws. The Seller shall not transfer any Securities or any shares of Restricted Stock in violation of the transfer restriction set forth in Section 1.2 hereof.
         5.2 Registration Statement. The Buyer shall use its best efforts, at its sole cost and expense, to cause a "shelf" registration statement on Form S-3 (or other appropriate registration form as may be available to the Buyer) with respect to the resale of the Securities, to be declared effective under Rule 415 of the Act as soon as practicable after the Buyer delivers the Securities to the Seller in accordance with Section 1.2 hereof (the "Shelf Registration"), provided, however, that the Buyer shall not be obligated to effect such registration for a 90 day period following the delivery of the Securities if, in the good faith judgment of the Board of Directors of the Buyer, such registration would be detrimental to the best interests of the Buyer. The Buyer shall use its best efforts to keep the Shelf Registration continuously effective for a period not to exceed three years from the date on which the Commission declares the Shelf Registration effective (or to have a new shelf registration statement declared effective if required by the Commission during that period), or such shorter period which will terminate when all of the Securities covered by the Shelf Registration have been sold. The Buyer may require the Seller to furnish to the Buyer such information regarding the distribution of the Securities as the Buyer may from time to time reasonably request in writing. Upon the receipt of notice

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from the Buyer of the need to file a supplement or an amendment to the Shelf
Registration, the Seller shall not sell or offer to sell any of the Securities until the Buyer shall have notified the Seller of the effectiveness of such supplement or amendment. The Buyer shall deliver to the Seller such number of prospectuses and amendments or supplements thereto as the Seller may from time to time reasonably request and shall use its best efforts to register or qualify the Securities for sale under such other securities or "Blue Sky" laws of such jurisdictions as the Seller may reasonably request and to do any and all other acts and things that may be reasonably necessary or advisable to register or qualify for sale in such jurisdictions the Securities, all at the sole cost and expense of the Buyer, provided, however, that the Buyer shall not be required in connection therewith or as a condition thereto (i) to qualify to do business in any jurisdiction where it is not so qualified at the time or to file a general consent to service of process in any jurisdiction where it is not so subject to service at the time or (ii) to pay taxes in any jurisdiction where it is not so subject to taxation at the time. The Buyer shall indemnify the Seller from any and all expenses, claims, losses, damages and liabilities arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Shelf Registration or any prospectus contained therein, or any amendment or supplement thereof, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Buyer of any rule or regulation promulgated under the Act, applicable to the Buyer and relating to action or inaction required of the Buyer in connection with the Shelf

Registration, provided, however, that the Buyer shall not be liable in any such case to the extent that any such expense, claim, loss, damage or liability arises out of or is based upon any untrue statement (or alleged untrue statement) contained in the Shelf Registration or any prospectus contained therein, or any amendment or supplement thereof, or arises out of or is based upon any omission (or alleged omission) therein, in reliance upon and in conformity with written information furnished to the Buyer by the Seller for use in connection with the preparation thereof. The Seller shall indemnify, to the same extent as set forth in the preceding sentence, the Buyer, and each of the Buyer's directors and officers who sign the Shelf Registration, or any amendment or supplement thereof, but only with reference to written information furnished to the Buyer by the Seller for use in the preparation of such documents.
         5.3 Insurance Policy. The Buyer shall pay when due all premiums required to keep the Insurance Policy in force during its term, provided, however, that such premiums shall not exceed $80,000.00 per annum.
         5.4      Board Representation.
                  (a) On the Closing Date and until the Earnout Price is paid, the Buyer shall take all steps necessary to (i) cause the Board of Directors of each Company to consist of five members, four of whom shall be elected by the Buyer (the "Buyer's Representatives") and one of whom shall be the Seller or his designee (which designee, if any, shall be acceptable to the Buyer) (the "Seller's Representative") and (ii) elect the Buyer's Representatives and the Seller's Representative to the Boards of Directors of the Companies and to continue to elect such persons to such Boards.

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                  (b) The Buyer shall take all steps necessary to nominate and recommend the Seller, at the first Annual Meeting of Stockholders of the Buyer held following the end of the Buyer's 1996 fiscal year, for election to the Buyer's Board of Directors, to serve in that class of Directors being elected at such meeting for a three year term until the first Annual Meeting of Stockholders of the Buyer held following the end of the Buyer's 1999 fiscal year. During any period from the Closing Date until the Earnout Price is paid in which the Seller is not a member of the Buyer's Board of Directors, the Seller shall be entitled, on the same basis as the Buyer's Business Unit Presidents, to attend, participate in and have access to materials in connection with, meetings of the Buyer's Board of Directors.
         5.5 Prohibited Transactions. The Buyer agrees that after the Closing Date and until the Earnout Price is paid, it will not, without the prior written consent of the Seller's Representative, cause or permit any Company (i) to merge with or into any other corporation or entity or consolidate with any corporation or entity, (ii) to sell, lease, exchange or otherwise dispose of all or substantially all of its properties or assets or acquire all or substantially all of the properties or assets of any other corporation, limited liability company, limited liability partnership, partnership, joint venture or other entity, (iii) to acquire any shares of stock in another corporation, limited liability company or an interest in any partnership, joint venture or any other entity, (iv) authorize the dissolution of any Company, (v) make any changes or amendments to the certificate of incorporation or by-laws of any Company (except that any amendment which changes any Company's fiscal year to conform to the Buyer's fiscal year shall not require the prior written consent

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of the Seller's Representative), (vi) to authorize or issue any other class or series of stock to any party, (vii) authorize or issue any subscriptions, warrants, options, calls, commitments or any other agreements of any kind whatsoever obligating any Company to issue any shares of any class of its capital stock or any other securities convertible into or evidencing the right to purchase any class of its capital stock to any party, (viii) to adjust, split, subdivide, combine or reclassify any shares of its capital stock, (ix) to make any change in the designation, relative rights, preferences or limitations of any shares of capital stock, (x) to commence any litigation or arbitration proceeding or settle any dispute of a material nature, (xi) to increase its indebtedness if such increase would cause the combined long-term indebtedness of the Companies to exceed the sum of (A) the long-term indebtedness of the Companies immediately prior to the Closing Date, (B) the cumulative incremental change in the Companies' cash flows from operating activities from the Closing Date through the last complete fiscal quarter immediately prior to the decision to increase the Companies' indebtedness and (C) the amount of indebtedness evidenced by the Notes, (xii) to hire or fire a senior manager of any Company,
(xiii) to purchase, sell or lease fixed assets or (xiv) to change the fundamental nature of its business.
         5.6 Guarantees of Indebtedness. With respect to those loans and other obligations of the Companies for borrowed money, whether evidenced by bonds, notes or other instruments, which are set forth on Schedule 2.1(o) hereto and which are not refinanced by the Buyer after the Closing Date, the Buyer shall use its best efforts to have

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any personal guarantees given by the Seller to secure such loans and obligations
(the "Personal Guarantees") released no later than 60 days after the Closing.
         5.7 Environmental Matters. After the Closing Date and until the termination of the Employment Agreement, the Seller shall cause the Companies to take such measures with respect to the environmental conditions identified in items B and E of Schedule 2.1(t) hereto (the "Environmental Measures") as the Buyer and the Seller may jointly determine is necessary in order to comply with applicable law. For purposes of this provision, the Buyer and the Seller agree that measures required by any Governmental Authority shall be deemed necessary and shall be implemented by the Companies. If the Buyer and the Seller are unable to agree on the Environmental Measures to be taken, then the Buyer and the Seller shall jointly select an independent environmental consultant (the "Consultant") which shall set forth in writing its determination of the Environmental Measures which are required by applicable law and its estimate of the costs of such measures. The fees and expenses of the Consultant shall be borne equally by the Buyer and the Seller. The Consultant's determination shall be binding and conclusive on the Buyer and the Seller. Prior to the termination of the Employment Agreement, the Seller shall cause the Companies to implement the Environmental Measures recommended by the Consultant. If before the payment of the Earnout Price or of the proceeds from the Insurance Policy, as the case may be, the Environmental Measures, which the Buyer and the Seller have agreed are required, are determined by the Consultant to be required or are required to be taken by any Governmental Authority, have not yet been taken, then the Buyer shall have the right to

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offset against the Earnout Price or such proceeds, the Consultant's estimate of the costs of the Environmental Measures required to be taken or, if the Consultant has not been retained by the parties at the time of payment of the Earnout Price or such proceeds, the estimate of the costs of such measures as mutually agreed upon by the Buyer and the Seller (or his duly appointed legal representative), or if the parties cannot agree upon such estimate, then the estimate of such costs as determined by a Consultant jointly selected by the Buyer and the Seller (or his duly appointed legal representative).
         5.8 Amendment of Corporate Documents; Other Corporate Action. The Buyer and the Seller agree to cooperate as soon as practicable following the Closing Date in causing each Company to (i) restate or amend its bylaws and/or certificate of incorporation as the parties may mutually agree is necessary or appropriate for purposes of having such documents reflect, and be consistent with, the terms of this Agreement and the Employment Agreement and (ii) ratify the execution and delivery of the Employment Agreement if not already approved by the Board of Directors of such Company.
                                   ARTICLE VI
                                   TAX MATTERS
         6.1      Filing of Returns; Audits.
                  (a) (i) The Seller shall be responsible for causing to be filed all Tax Returns required to be filed by or on behalf of the Companies and/or their operations and assets on or before the Closing Date (taking into account applicable extensions) and shall pay or cause to be paid any Taxes shown to be due thereon. The Seller shall file all such Tax Returns in a manner consistent with past practices and, upon the Buyer's

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


request, shall provide copies of such Tax Returns to the Buyer for review and comment at least 15 business days prior to filing. The Buyer shall be responsible for filing or causing to be filed all Tax Returns required to be filed by or on behalf of the Companies and/or their operations and assets after the Closing Date (taking into account applicable extensions) and shall pay or cause to be paid any Taxes shown to be due thereon. The Buyer agrees not to cause any of the Companies following the Closing to revoke its election to be treated as a S corporation retroactive to any period prior to the Closing Date.
                           (ii) The Seller may not file any amended Tax Returns
or refund claims in respect of any taxable period of any Company ending on or prior to the Closing Date without the prior written consent of the Buyer.
                  (b) The Seller shall cooperate fully with the Buyer and make available to the Buyer in a timely fashion such Tax data and other information as may be reasonably required for the preparation by the Buyer of any Tax Returns required to be prepared and filed by the Buyer hereunder. The Seller and the Buyer shall make available to the other, as reasonably requested, all information, records or documents in their possession relating to Tax liabilities of the Companies for all taxable periods of the Companies ending on, prior to or including the Closing Date and shall preserve all such information, records and documents until the expiration of any applicable Tax statute of limitations or extensions thereof or, if a proceeding has been instituted for which the information, records or documents is required, until there is a final determination with respect to such proceeding.

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                  (c) (i) The Buyer shall promptly notify the Seller upon
receipt by the Buyer or any Company of written notice of any Tax audits of or proposed assessments against any Company for taxable periods of any Company ending on or prior to the Closing Date. The Buyer shall have the right to represent any Company's interests in any such Tax audit or administrative or court proceeding and to employ counsel of its choice; provided, that the Buyer may not agree to a settlement or compromise thereof without the prior consent of the Seller, which consent will not be unreasonably withheld. The Seller and its counsel may participate (at the Seller's expense) in any such audit or proceeding. The Seller agrees that he will cooperate fully with the Buyer and its counsel in the defense against or compromise of any claim in any said audit or proceeding.
                           (ii) The Seller shall promptly notify the Buyer upon
receipt by the Seller of written notice of any Tax audit or proposed assessment or other proposed change or adjustment which may affect any Company or its Tax attributes. The Seller shall keep the Buyer duly informed of the progress thereof and, if the results of such Tax audit or proceeding may have an adverse effect on any Company, the Buyer or its Affiliates for any taxable period including or ending after the Closing Date, then the Seller may not agree to a settlement or compromise thereof without the Buyer's consent, which consent will not be unreasonably withheld.
                  (d) The Buyer and the Seller shall cause all necessary documents to be prepared and submitted to the New York State Department of Taxation and Finance required under the New York Real Estate Transfer Tax (NY Tax Law Article 31) and the New York Tax on Gains Derived from Certain Real Property Transfers (NY Tax Law

Article 31-B). The Seller shall be liable for any tax due pursuant to either of the foregoing provisions of the New York Tax Law. In furtherance of this agreement, the parties shall cause all required forms, affidavits and questionnaires to be prepared and filed with the New York State Department of Taxation and Finance and shall supply all further information required or requested. The parties further agree that all such filings shall show the consideration to be paid for the acquisition by the Buyer of a 100% controlling interest in the real property owned by the Companies to be as set forth in
Schedule 6.1 hereto.
         6.2      Allocation of Taxes.
                  (a) The Seller, the Companies and the Buyer will, to the extent permitted by applicable law, elect with the relevant taxing authority to close the taxable period of the Companies on the Closing Date. In any case where applicable law does not permit the Companies to close their taxable years on the Closing Date, then Taxes, if any, attributable to the taxable period of the Companies beginning before and ending after the Closing Date shall be allocated
(i) to the Seller for the period up to and including the Closing Date to the extent such Taxes exceed the reserve therefor on the Final Balance Sheet and
(ii) to the Buyer for the period up to and including the Closing Date to the extent such Taxes do not exceed the reserve therefor on the Final Balance Sheet and for the period subsequent to the Closing Date. For purposes of this Section 6.2, Taxes for the period up to and including the Closing Date and for the period subsequent to the Closing Date shall be determined on the basis of an interim closing of the books as of the Closing Date or, to the extent not susceptible to such allocation, by apportionment on the basis of

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elapsed days. Notwithstanding the foregoing, in no event shall the Seller be allocated or otherwise responsible for the payment of any New York State or federal corporate level taxes incurred by the Companies, or any of them, by reason of the filing of the Election (as defined in Section 6.3 hereof).
                  (b) With respect to any Tax Return of any Company required to be filed by the Buyer for a taxable period of such Company beginning before and ending on or after the Closing Date, the Buyer shall provide the Seller with a statement setting forth the amount of Tax shown on such Tax Return for which the Seller is responsible pursuant to Section 7.1(a)(ii) hereof or that are allocable to the Seller pursuant to Section 6.2(a) hereof, as the case may be (the "Statement") at least 15 business days prior to the due date for filing of such Tax Return (including extensions). Not later than five business days before the due date for payment of Taxes with respect to such Tax Return, the Seller shall pay to the Buyer an amount equal to the Taxes shown on the Statement as being the responsibility of the Seller pursuant to Section 7.1(a)(ii) hereof or allocable to the Seller pursuant to Section 6.2(a) hereof, as the case may be. No payment pursuant to this Section 6.2(b) shall excuse the Seller from his indemnification obligations pursuant to Section 7.1(a)(ii) hereof should the amount of Taxes as ultimately determined (on audit or otherwise), for the periods covered by such Tax Returns and which are the responsibility of the Seller, exceed the amount of the Seller's payment under this Section 6.2(b).
         6.3      Section 338(h)(10) Election.
                  (a) The Buyer may elect, at the Buyer's sole option, to file an election under Section 338(h)(10) of the Code and under any comparable provisions of state or

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local law with respect to the purchase of the Shares of one or more of the
Companies as the Buyer may determine (collectively, the "Election"). The Buyer shall notify the Seller in writing of the Buyer's intention to file the Election (the "338 Election Notice") not later than 60 days prior to the due date for the filing of the Election pursuant to Treas. Reg. ss.1.338(h)(10) - 1(d)(2). (The due date for the filling of the Election is hereinafter referred to as the "Election Date"). The Buyer shall provide to the Seller the information set forth in Section 6.3(d) hereof at the time the 338 Election Notice is given. The Seller shall join, at the request of the Buyer, in the Election and the Seller shall, on the Closing Date, deposit five copies of Internal Revenue Service Form 8023 completed as reasonably agreed by the parties (the "Election Forms") into escrow pursuant to Section 6.3(g) hereof.
                  (b) The Seller and the Buyer shall report the transactions contemplated by this Agreement in a manner consistent with the Election and the calculation of the Initial and Subsequent Election Tax Costs, as defined herein, including the determination by the Buyer of the fair market value of the assets of the Companies and the allocation of the Modified Aggregate Deemed Sales Price ("MADSP") within the meaning of Section 338(h)(10) of the Code and the Treasury Regulations promulgated thereunder among the assets of the Companies for which the Election is made.
                  (c) Within 90 days after the Closing Date, (i) the Seller shall provide to the Buyer (x) a schedule setting forth the Seller's adjusted stock basis in the Shares of the Companies ("Stock Basis") as of the Closing Date and (y) a detailed schedule setting forth the adjusted tax basis of the Companies in their assets ("Asset Basis") as of the

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Closing Date and (ii) the Buyer shall provide to the Seller a detailed schedule setting forth the liabilities (within the meaning of Section 338(h)(10) of the Code and the Treasury Regulations promulgated thereunder) of the Companies ("Section 338 Liabilities") as of the Closing Date. The computation of such items shall be based upon the Seller's and the Companies' books and records, the Seller's Tax Returns (to the extent applicable to such computation) and the Companies' Tax Returns (as filed on or prior to the date hereof). Upon the request of the Buyer, the Seller shall promptly provide the Buyer with such information as the Buyer shall deem appropriate in order for the Buyer to verify the Seller's computation of Stock Basis and Asset Basis. Upon the request of the Seller, the Buyer shall promptly provide the Seller with such information as the Seller shall deem appropriate in order for the Seller to verify the Buyer's computation of Section 338 Liabilities.
                  (d) The Buyer shall determine the fair market value of the assets of the Companies and the allocation of the MADSP among the assets of the Companies in accordance with Treas. Reg. ss.1.338(h)(10) - 1(f). At the time of delivery of the 338 Election Notice, the Buyer shall provide to the Seller (i) schedules setting forth the fair market value of the assets of the Companies and the MADSP and the allocation thereof among the assets of the Companies and (ii) a computation of the Initial Election Tax Cost (as hereinafter defined). The Seller shall be permitted to review the relevant books and records of the Companies (including Tax Returns) and other relevant information in the Buyer's possession, including any asset appraisals or similar studies undertaken for

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purposes of preparing the foregoing schedules or computations, in order to verify to the Seller's satisfaction the Buyer's computation of the Initial Election Tax Cost.
                           The "Initial Election Tax Cost" shall be calculated
with respect to the Purchase Price payable under Sections 1.2(a)(i) and (ii) hereof (the "Initial Purchase Price") and shall mean the excess of (x) the net gain recognized by the Seller as a consequence of the Election multiplied by the Seller's applicable net effective federal and state income tax rate (i.e., the Seller's net effective federal and state income tax rate applicable to ordinary income or capital gain, as the case may be, as determined by the Seller's accountants and provided to the Buyer not later than 90 days after the Closing Date) over (y) the net gain that would have been recognized by the Seller on the sale of the Shares if the Election had not been made multiplied by the Seller's applicable net effective federal and state income tax rate (i.e., the Seller's net effective federal and state income tax rate applicable to long-term capital gain, as determined by the Seller's accountants and provided to the Buyer not later than 90 days after the Closing
Date), divided by the difference of 100% minus the applicable percentage described in clause (x).
                           For purposes of the foregoing computation of the
Initial Election Tax Cost, net gain shall be computed based upon the allocable portion of the Initial Purchase Price, plus the Section 338 Liabilities of the Companies that are included in the Election.
                           A subsequent Election Tax Cost (the "Subsequent
Election Tax Cost"), computed in the same manner as set forth above with respect to the Initial

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Election Tax Cost, shall also be calculated with respect to the payment of the
Earnout Price (as defined in Section 1.2(e) hereof). In order to determine the Subsequent Election Tax Cost, the Seller's accountants shall provide to the Buyer, no later than 60 days prior to the date scheduled for delivery by the Buyer of the Earnout Price Statement (as defined in Section 1.2(e) hereof), the Seller's applicable net effective federal and state income tax rate necessary to allow the Buyer to make the calculation of the Subsequent Election Tax Cost.
                           In connection with the computation of either the
Initial Election Tax Cost or the Subsequent Election Tax
Cost, the determination of the Seller's applicable net effective federal and state income tax rate shall be subject to review by the Buyer's accountants. If any federal or state legislation applicable to this transaction is enacted that results in a change in the Seller's applicable effective tax rates subsequent to the determination or payment of the Initial Election Tax Cost or the Subsequent Election Tax Cost such that the Initial Election Tax Cost or the Subsequent Election Tax Cost would be increased or decreased, the Initial Election Tax Cost or the Subsequent Election Tax Cost, as the case may be, shall be recomputed accordingly. In the event of any increase in the Initial Election Tax Cost or the Subsequent Election Tax Cost, any additional payment owing as a result of such recomputation shall be made by the Buyer to the Seller as soon as practicable. In the event of any decrease in the Initial Election Tax Cost or the Subsequent Election Tax Cost, any refund payment owing as a result of such recomputation shall be made by the Seller to the Buyer as soon as practicable.


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                           The determination of the Initial Election Tax Cost
and the Subsequent Election Tax Cost (and any gross-up for additional Tax liabilities arising from the payment thereof) shall be made in such a manner as to give effect to the mutual intention of the Buyer and the Seller that the Seller is to suffer no economic loss nor realize any economic benefit as a consequence of the Election and that the Seller is to be left in the same economic position he would have been in had the Election not been made.

                  (e) The Buyer hereby agrees to indemnify and hold the Seller harmless from and against any and all Losses (as defined in Section 7.1 hereof) arising from, relating to or incurred in connection with the making of the Election including, without limitation, (i) additional monies determined to be owing if any taxing authority determines that the Seller's gain on the sale of the Shares may not be reported on the installment method under Section 453 of the Code and (ii) additional monies determined to be owing if the fair market value of the assets of the Companies or the MADSP allocation determined by the Buyer is re-determined by any taxing authority. Any additional amounts paid by the Buyer to the Seller as a result of the foregoing indemnity shall include an amount representing a gross-up for the additional Tax liabilities resulting from the Seller's receipt of this indemnification payment. The procedures set forth at Section 7.1(c) hereof shall be fully applicable to any claim for indemnification made by the Seller pursuant to this Section 6.3(e). Any indemnity provided by the Buyer to the Seller pursuant to this Section 6.3 (including, without limitation, the payments of the Initial Election Tax Cost and the Subsequent Election Tax Cost) shall not be subject to

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the Indemnification Threshold nor to any Indemnification Cap (as those terms are defined in Section 7.1 hereof).
                           The Seller agrees to pay to the Buyer any monies
determined to be refundable to the Seller if the fair market value of the assets of the Companies or the MADSP allocation determined by the Buyer is redetermined by any taxing authority.
                           (f) The Seller and the Buyer shall negotiate in good
faith to resolve any dispute with respect to the determination of Initial or Subsequent Election Tax Cost, the Seller's net effective federal and state income tax rates, the Stock Basis, the Asset Basis or the Section 338
Liabilities (it being understood that the determination of the fair market value of the assets of the Companies and the allocation of the MADSP shall be solely determined by the Buyer and shall not be submitted to the Settlement Auditor, as defined herein). Either party who disputes the Initial Election Tax Cost, the Seller's net effective federal and state income tax rates, the Stock Basis, the Asset Basis or the Section 338 Liabilities must notify the other party of that party's disagreement with the item or items within 30 days after delivery by the Buyer of the schedules and the computation of the Initial Election Tax Cost referred to in Section 6.3(d) hereof. If the Seller and the Buyer are unable to resolve any such disagreement within 30 days after such notification, then any disputed items shall be submitted, not later than 45 days following such notification, to a nationally recognized firm of independent certified public accountants jointly selected by the Buyer and the Seller (the "Settlement Auditor") for resolution. The Seller and the Buyer shall cooperate with the Settlement Auditor to resolve the remaining disputed items. The Seller and the Buyer shall each pay one-half of

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the fees and expenses of the Settlement Auditor. The Settlement Auditor's resolution of any such disputed items shall be reflected in a written report which shall be delivered, not later than 45 days following submission of the dispute, to the Buyer and the Seller, and, if necessary, to the Escrow Agent (as defined below), and the Settlement Auditor's resolution shall be final and binding upon the Seller and the Buyer.
                  (g) On the Closing Date, the Seller shall deposit five copies of the Election Forms with an escrow agent reasonably acceptable to both parties (the "Escrow Agent") pursuant to an escrow agreement (the "Escrow Agreement") in form and substance reasonably acceptable to both parties. The Escrow Agreement shall provide, among other things, that the Escrow Agent shall release the Election Forms to the Buyer upon (i) written notification from both the Seller and the Buyer that there has been an agreement with respect to the computation of the Initial Election Tax Cost, provided that prior to or simultaneously with release of the Election Forms from escrow payment of the Initial Election Tax Cost is made to the Seller by the Buyer or (ii) if no written notification shall have been received from the Buyer and the Seller pursuant to clause (i) above by the date which is five days prior to the Election Date, upon the Buyer's deposit into escrow with the Escrow Agent of an amount equal to the Seller's determination of the Initial Election Tax Cost. If the Buyer shall have deposited an amount in escrow pursuant to clause (ii) above, the Escrow Agreement shall provide that such amount, or so much as may be appropriate, shall be paid to the Seller upon notice to the Escrow Agent from the Settlement Auditor of the Settlement Auditor's resolution of the disputed items and computation of the Initial Election Tax Cost. If the Seller shall fail to determine the


                                       74

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Initial Election Tax Cost and advise the Buyer of such amount by the date which is five days prior to the Election Date, then the Buyer may deposit into escrow with the Escrow Agent an amount representing the Buyer's calculation of the Initial Election Tax Cost as set forth on the schedules delivered by the Buyer pursuant to Section 6.3(d) hereof, in which event the Escrow Agent shall release the Election Forms to the Buyer. If the Buyer shall have deposited an amount in escrow pursuant to the previous sentence, the Escrow Agreement shall provide that such amount, or so much as may be appropriate, shall be paid to the Seller upon notice to the Escrow Agent from the Settlement Auditor of its resolution of the disputed items and computation of the Initial Election Tax Cost. Any amounts remaining in escrow in excess of the amount paid to the Seller hereunder shall be released from escrow to the Buyer. Any interest earned by the amounts deposited in escrow shall be for the account of the Buyer. In the event the amount deposited in escrow is insufficient to pay the Initial Election Tax Cost as finally determined, the Buyer shall promptly pay to the Seller such amount necessary to pay to the Seller the Initial Election Tax Cost in full.
                  (h) The Buyer shall provide the Seller with the computation of the Subsequent Election Tax Cost within ten days following the date that the Buyer provides the Seller with the Earnout Price Statement. If the Seller disputes the Buyer's computation of the Subsequent Election Tax Cost, the Seller shall notify the Buyer within 20 days after delivery by the Buyer of the computation of the Subsequent Election Tax Cost. If the Seller and the Buyer are unable to resolve any such dispute within 15 days after such notification is made by the Seller to the Buyer of the Seller's disagreement with

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the computation of the Subsequent Election Tax Cost, then the dispute shall be submitted to the Settlement Auditor for resolution. The Seller and the Buyer shall cooperate with the Settlement Auditor to resolve the dispute. The Seller and the Buyer shall each pay one-half of the fees and expenses of the Settlement Auditor. The Settlement Auditor's resolution of the dispute shall be reflected in a written report which the Settlement Auditor shall deliver to both the Buyer and the Seller not later than 45 days following the submission of the dispute. The Settlement Auditor's resolution shall be final and binding upon the Seller and the Buyer. If for any reason the determination of Subsequent Election Tax Cost shall not have been made by the date that the Buyer would otherwise be required to pay to the Seller the Earnout Price in accordance with Section 1.2(j) hereof, the Buyer shall nonetheless make payment to the Seller of such Earnout Price in the amount and form contemplated by Sections 1.2(i) and (j) hereof.
                  (i) Subject to the provisions of Section 6.3(g) hereof relating to the escrow arrangement, prior to or on the Election Date the Buyer shall pay to the Seller, as an adjustment to the Purchase Price, the Initial Election Tax Cost. The Subsequent Election Tax Cost shall be paid by the Buyer to the Seller, as an adjustment to the Purchase Price, at (i) the time payment of the Earnout Price is made, or, (ii) if at the time for payment of the Earnout Price the Subsequent Election Tax Cost has not been agreed to by the Buyer and the Seller (nor determined by the Settlement Auditor), within five days after agreement is reached between the Buyer and the Seller or the written report of the Settlement Auditor is delivered to the Buyer and Seller, as the case may be.

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


                  (j) The Buyer shall be responsible for the preparation and filing of all forms and documents required in connection with the Election. The Buyer shall provide the Seller with copies of (i) any necessary corrections, amendments or supplements to Form 8023, (ii) all attachments required to be filed therewith pursuant to applicable Treasury Regulations, and (iii) any comparable forms and attachments with respect to any applicable state or local elections being made pursuant to the Election. The Seller shall execute and deliver to the Buyer within 15 days of receipt of notice from the Buyer such documents or forms as are required by any tax laws to properly complete the Election. The Seller and the Buyer shall cooperate fully with each other and make available to each other such Tax data and other information as may be reasonably required by the Seller or the Buyer in statements or schedules. The Seller shall promptly execute and deliver to the Buyer any amendments made to Form 8023 (and any comparable state or local forms) subsequent to the filing of the Election and any attachments which are required to be filed under applicable law.
                  (k) The Buyer and the Seller shall comply with all of the requirements of Section 338(h)(10) of the Code and any applicable Treasury Regulations. The Buyer and the Seller shall take no action which is inconsistent with the requirements for filing the Election under the Code and the applicable Treasury Regulations.
                  (l) To the extent permitted by state or local laws, the principles and procedures of this Section 6.3 shall also apply with respect to a
Section 338(h)(10) election or equivalent or comparable provision under state or local law. The Seller covenants and agrees that to the extent that an election similar to a Section 338(h)(10) election under the Code is optional under any state or local law, the Seller shall join in any such election as requested in writing by the Buyer, provided, however, that any additional Tax costs resulting as a consequence of any such state or local election shall be paid by the Buyer to the Seller in a manner and at a time consistent with the calculation and payment of the Initial and Subsequent Election Tax Costs, including an amount representing a gross-up for the additional Tax liabilities resulting from such payment.
                                   ARTICLE VII
                  INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS,
                      WARRANTIES, COVENANTS AND AGREEMENTS

         7.1      Indemnification.

                 (a) Subject to Section 7.1(e) hereof, the Seller agrees to indemnify and hold the Buyer and any Company harmless from and against:
                           (i) any and all losses, claims, liabilities,
obligations, damages, assessments, judgments, costs, deficiencies and expenses, including without limitation any reasonable legal or other expenses for investigating, preparing or defending any action, suit, or proceeding or any threatened action, suit or proceeding (collectively, the "Losses"), arising from, relating to or in connection with any breach of a representation and warranty or non-fulfillment of any agreement or covenant on the part of the Seller under the terms of this Agreement or any certificate, instrument, document or agreement executed or delivered by the Seller in connection with this Agreement;

                           (ii) any Losses arising from, relating to or in
connection with any Taxes with respect to all taxable periods (or portions thereof) of the Companies ending on or prior to the Closing Date (other than New York State or federal corporate

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


level taxes incurred by the Companies, or any of them, by reason of the filing of the Election (as defined in Section 6.3 hereof)) and, to the extent provided in Section 6.2 hereof, all taxable periods that include and end after, the Closing Date (other than in each case, Taxes for which sufficient current accruals have been made on the Final Balance Sheet);
                           provided, however, that no claim for indemnification
pursuant to this Section 7.1 shall be effective against the Seller unless such Losses exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate (the "Indemnification Threshold"), and then only in amounts in excess of the Indemnification Threshold, other than claims for indemnification arising out of the Seller's breach of the representations and warranties in Section 2.1(b), 2.1(c) or 2.1(p) hereof or arising out of the Seller's breach of the agreements in Section 6.1 hereof in which case no Indemnification Threshold shall be applicable; and, provided further, that the Seller shall be required to indemnify and hold the Buyer and any Company harmless from and against any Losses arising out of the Seller's breach of the representations and warranties in Section 2.1(t) hereof only to the extent that such Losses relate to a condition, event, occurrence, omission or action which (i) arose on or after the first date on which any Company or any Affiliate or former Affiliate of the Company commenced dyeing operations at the real property located at South Grand Street and Mineral Springs Road, Cobleskill, New York and relate to the dyeing operations conducted by any Company on such property (the "Cobleskill Losses"),
(ii) arose before the first date on which any Company or any Affiliate or former Affiliate of the Company leased, owned or otherwise used or occupied

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


the real property located at 500 Palisade Street, Herkimer, New York and is not known by the Seller as of the date hereof (the "Herkimer Losses") or (iii) is known by the Seller as of the Closing Date; and, provided further, that the maximum amount of Losses (other than Herkimer Losses or Cobleskill Losses) which may be recovered against the Seller pursuant to a claim for indemnification under this Section 7.1 (the "Indemnification Cap") shall be the sum of the Purchase Price and the principal amount evidenced by the Notes, but if the Earnout Price has not yet been paid at the time a claim for indemnification is made, then the Indemnification Cap shall be the sum of that portion of the Purchase Price that has been paid, the principal amount evidenced by the Notes and Twenty-Five Million Dollars ($25,000,000.00). Notwithstanding the foregoing, the Indemnification Cap for each of Cobleskill Losses and Herkimer Losses shall be Five Million Dollars ($5,000,000.00) if a claim for indemnification for Herkimer Losses or Cobleskill Losses is made between the Closing Date and December 31, 1996, Four Million Dollars ($4,000,000.00) if a claim for indemnification for Herkimer Losses or Cobleskill Losses is made between January 1, 1997 and December 31, 1997, Three Million Dollars ($3,000,000.00) if a claim for indemnification for Herkimer Losses or Cobleskill Losses is made between January 1, 1998 and December 31, 1998, Two Million Dollars ($2,000,000.00) if a claim for indemnification for Herkimer Losses or Cobleskill Losses is made between January 1, 1999 and December 31, 1999 and One Million Dollars ($1,000,000.00) if a claim for indemnification for Herkimer Losses or Cobleskill Losses is made between January 1, 2000 and December 31, 2000. For purposes of the determination of whether the Indemnification Threshold has been met or exceeded only,

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


qualification of the Seller's representations and warranties as to "material" or "material adverse effect" shall be disregarded.
                  (b) Subject to Section 7.1(e), the Buyer agrees to indemnify and hold the Seller harmless from and against:
                           (i) any and all Losses arising from, relating to or
in connection with any breach of a representation and warranty or non-fulfillment of any agreement or covenant on the part of the Buyer under the terms of this Agreement or any certificate, instrument, document or agreement delivered by the Buyer in connection with this Agreement; and
                           (ii) any and all Losses arising from, relating to or
in connection with the enforcement or attempted enforcement against the Seller of any of the Personal Guarantees which the Buyer is unable to have released pursuant to Section 5.6 hereof;

                           provided, however, that no claim for indemnification
pursuant to this Section 7.1 shall be effective against the Buyer unless such Losses exceed the Indemnification Threshold, and then only in amounts in excess of the Indemnification Threshold, other than any claim pursuant to Section 7.1(b)(ii) in which case no Indemnification Threshold shall be applicable; and, provided further, that the maximum amount of Losses which may be recovered against the Buyer pursuant to a claim for indemnification under Section 7.1(b) shall be the sum of the Purchase Price and the principal amount evidenced by the Notes, but if the Earnout Price has not yet been paid at the time a claim for indemnification is made, then the Indemnification Cap shall be the sum of that portion of the Purchase Price that has been paid, the principal amount

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

evidenced by the Notes and Twenty-Five Million Dollars ($25,000,000.00). For purposes of the determination of whether the Indemnification Threshold has been met or exceeded only, qualification of the Buyer's representations and warranties as to "material" or "material adverse effect" shall be disregarded.
                  (c) Subject to Section 6.1, if any legal proceedings shall be instituted or any claim or demand shall be asserted by any person in respect of which payment may be sought by one party hereto from another party under the provisions of this Section 7.1 (other than Section 7.1(a)(ii)), the party seeking indemnification shall promptly cause written notice of the assertion of any claim of which it has knowledge which is covered by this indemnity to be forwarded to the other party. Such other party shall have the right, at its option and at its own expense (i) to be represented by counsel of its choice who must be reasonably satisfactory to the party seeking indemnification and (ii) to defend against, negotiate, settle or otherwise deal with any proceeding, claim or demand which relates to any Loss indemnified against hereunder; provided, however, that no settlement shall be made without the prior written consent of the party seeking indemnification, which consent shall not be unreasonably withheld. Notwithstanding the preceding sentence, the party seeking indemnification may participate in any such proceeding with counsel of its choice and at its expense; provided, however, that if defendants in any such action include both the party seeking indemnification and the indemnifying party, and the party seeking indemnification shall have been advised by its counsel that there may be bona fide legal defenses available to the party seeking indemnification which are different from or in addition to those available to the indemnifying party, the party seeking indemnification shall have the right to employ its own counsel in such action, and in such event, the reasonable fees and expenses of such counsel shall be borne by the indemnifying party. To the extent the indemnifying party elects not to defend such proceeding, claim, or demand and the party seeking indemnification defends against, settles or otherwise deals with any such proceeding, claim or demand, which settlement may be made without the consent of the indemnifying party, the party seeking indemnification will act reasonably in accordance with its good faith business judgment. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the party seeking indemnification and the indemnifying party shall have arrived at a mutually binding agreement with respect to each separate matter indemnified by the indemnifying party hereunder, the party seeking indemnification shall forward to the indemnifying party notice of any sums due and owing by it or him, as the case may be, with respect to such matter and such indemnifying party shall be obligated for all of the sums so owing to the other party within ten days after the date of such notice. If the Buyer shall become entitled to indemnification pursuant to this Section 7.1 before the Earnout Price is paid, but the Seller or his legal representative fails to pay to the Buyer such indemnity payment within such ten day period, the Buyer may deduct and offset against the Earnout Price or the proceeds from the Insurance Policy, as the case may be, the indemnity payment owing the Buyer hereunder.
                  (d) The Seller and the Buyer agree to treat any indemnity payment made pursuant to Section 7.1 as an adjustment to the Purchase Price for federal, state, local, and foreign income tax purposes.
                  (e) The representations, warranties and covenants contained in this Agreement or in any certificate, instrument, document or agreement delivered in connection herewith, shall survive the execution and delivery of this Agreement for a period of 18 months, except that the representations and warranties contained in Section 2.1(p) hereof and the indemnity contained in Sections 7.1(a)(ii) and 6.2 hereof shall survive until the applicable statute of limitations has expired and, except further, that the representations and warranties contained in Section 2.1(t) hereof shall survive the execution and delivery of this Agreement until the payment of the Earnout Price or the proceeds from the Insurance Policy, as the case may be. The expiration of any representation, warranty or covenant shall not affect any claim made prior to the date of such expiration.
                                  ARTICLE VIII
                                  MISCELLANEOUS
         8.1 Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.
         8.2 Expenses. The Buyer shall pay its own fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby. The fees and expenses of the Seller incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Seller to the extent not reflected on the Final Balance Sheet.
         8.3 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written agreement of the Seller and the Buyer, executed in the same manner as this Agreement.
         8.4 Waiver of Compliance; Consents. Any failure of the Seller, on the one hand, or the Buyer, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the Buyer or the Seller, as the case may be, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.4.
         8.5 Press Releases and Advertising. No party to this Agreement shall make any press release or advertisement with respect to the transactions contemplated herein without the prior consent of the other. Any press release required by applicable law shall be released only after the other party shall have had an opportunity to review and comment thereon.
         8.6 Entire Agreement. This Agreement, together with all Schedules hereto, embodies the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes all prior arrangements, understandings, negotiations and discussions between the parties with respect thereto. There are no restrictions, promises, representations, warranties, covenants, or undertakings between the parties hereto, other than those expressly set forth herein.
         8.7 Schedules, Exhibits and Descriptive Headings. Schedules and other documents referred to herein are an integral part of this Agreement. The article and descriptive headings contained in this Agreement are for convenience only and shall be deemed not to be a part of this Agreement and shall not control or affect the meanings, construction or interpretation of any provision of this Agreement.
         8.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent via facsimile to the facsimile number below with telephone confirmation, sent by overnight courier or sent by registered or certified mail, postage prepaid, addressed as follows:
         If to the Buyer:  Guilford Mills, Inc.
                           P.O. Box 26969
                           Greensboro, NC 27419-6969
                           Attention:  Terrence E. Geremski
                           Fax No.  (910) 316-4056

         With a copy to:   Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, NY 10153
                           Attention:  Jeffrey E. Tabak, Esq.
                           Fax No. (212) 310-8007

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



         If to the Seller: Bruno Hofmann
                           c/o Hofmann Laces, Ltd.
                           104 North Grand Street
                           Cobleskill, NY 12043
                           Fax No.  (518) 234-8269

         With a copy to:   Haviland, Ferguson & Papa
                           6 Fremont Street
                           Gloversville, NY 12078
                           Attention:  Mario J. Papa, Esq.
                           Fax No.  (518) 725-9875

         8.9 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.
         8.10 Governing Law; Arbitration. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware. Any controversy or dispute arising out of, or relating to, this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association under its commercial arbitration rules before a panel of three arbitrators with experience in the textile industry, with each party designating one arbitrator and the two arbitrators jointly selecting a third independent arbitrator. The Seller and the Buyer agree that service of process or notice of motion or other application in connection with any arbitration shall be delivered personally. Any award or determination made by the arbitrators as provided for hereunder shall be binding and conclusive upon the Seller and the Buyer. Each of the Buyer and the Seller shall bear its own costs and expenses, including without limitation attorneys' fees, incurred in connection with any such arbitration.

         8.11 Further Assurances. Each party shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.
         8.12 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns, provided, however, that this Agreement and all rights and obligations hereunder may not be transferred or assigned without the prior written consent of the other party hereto.
                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                            THE BUYER:
                                            GUILFORD MILLS, INC.
                                            By: /s/ Terrence E. Geremski
                                                Name: Terrence E. Geremski
                                                Title: Vice President/Chief
                                                       Financial Officer and
                                                       Treasurer



                                            THE SELLER:
                                            /s/ BRUNO HOFMANN
                                            -------------------------------
                                            Bruno Hofmann

                                LIST OF SCHEDULES

Schedule 2.1(d)                                      Defaults, breaches, etc. arising out of
                                                     execution of Agreement

Schedule 2.1(g)                                      Liabilities not on Balance Sheet

Schedule 2.1(h)                                      Changes since December 31, 1994

Schedule 2.1(k)                                      Real Property Interests

Schedule 2.1(m)                                      Encumbrances

Schedule 2.1(n)                                      Legal Proceedings

Schedule 2.1(o)                                      Contracts

Schedule 2.1(p)                                      Taxes

Schedule 2.1(q)                                      Intangibles

Schedule 2.1(r)                                      Licenses, franchises, permits and
                                                     authorizations

Schedule 2.1(s)                                      Bank Accounts

Schedule 2.1(t)                                      Environmental Matters

Schedule 2.1(v)                                      Insurance

Schedule 2.1(w)                                      Customers and suppliers

Schedule 2.1(x)                                      Labor Relations

Schedule 2.1(y)                                      Employee Benefit Plans

Schedule 6.1                                         Fair Market Value of Real Property

                                LIST OF EXHIBITS



Exhibit A                 Employment Agreement by and among the Seller and the Companies

Exhibit B                 Consulting Agreement by and between the Seller and the Buyer

Exhibit C                 Opinion of Seller's Counsel

Exhibit D                 Opinion of Buyer's Counsel

Exhibit E                 Form of Note

                                                                  Exhibit 2.1

                                Amendment No. 1

         Amendment No. 1, dated as of January 17, 1996, to the Stock Purchase Agreement dated January 12, 1996 (the "Stock Purchase Agreement") between Bruno Hofmann and Guilford Mills, Inc., a Delaware corporation.

         The Stock Purchase Agreement is hereby amended to add the following after the year "1995" in the second sentence of Section 5.1 thereof: "to the extent such costs, charges or accruals are reflected on the Final Balance Sheet or otherwise taken into account in calculating the Purchase Price."

         Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Stock Purchase Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Stock Purchase Agreement shall mean and be a reference to the Stock Purchase Agreement as amended hereby.

         Except as specifically amended above, the Stock Purchase Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

         This Amendment shall be governed by the internal laws of the State of Delaware.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

                                              GUILFORD MILLS, INC.


                                              By: /s/ Terrence E. Geremski
                                                  Name: Terrence E. Geremski
                                                  Title: Vice President/Chief
                                                         Financial Officer and
                                                         Treasurer



                                              /s/ Bruno Hofmann
                                              BRUNO HOFMANN